UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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LSC Communications, Inc.

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2019 ANNUAL MEETING OF STOCKHOLDERS MEETING NOTICE AND PROXY STATEMENT LSC COMMUNICATIONS, INC.

Thursday, October 17, 2019 • 10 a.m. Central Time 10th Floor Conference Center, 191 N. Wacker Drive, Chicago, Illinois 60606

LETTER FROM OUR LEAD DIRECTOR

DEAR FELLOW STOCKHOLDERS,

On behalf of the Board and management of LSC Communications, I want to thank you for your continued support of our Company. It has been my privilege to serve as LSC’s Lead Director this year, working with a group of highly-engaged and knowledgeable directors who are strongly attuned to their roles as your fiduciaries. I would like to reflect on 2018 and the year to date in 2019, and the many ways in which our Board worked together to provide independent oversight of management and represent your interests throughout this time.

In October of 2018 the Board approved the acquisition of the Company by Quad/Graphics, Inc. in an all-stock transaction. While we firmly believed that the transaction was in the best interest of our stockholders, the U.S. Department of Justice filed a lawsuit to enjoin the transaction. In light of the significant time and resources that would have been required to defend the lawsuit coupled with the uncertainty of the outcome, we determined that continuing to litigate against the Department of Justice was not in the best interests of our Company or our stockholders and so, in July 2019, we mutually made the difficult decision to terminate the transaction.

Independent Board Oversight

Our Board is composed of fully independent directors, with the exception of Tom Quinlan, our Chairman and Chief Executive Officer. The skills each of our directors bring to the Board reflect the deep expertise essential to effective oversight of our business, including operational leadership, governance, strategy and extensive experience in finance, sales, marketing and information technology. Our directors utilize their deep knowledge and diverse backgrounds to work with management in our oversight of the Company’s corporate strategy.

In 2018, we kicked off an operational restructuring program and reviewed capital allocation priorities and business development opportunities and we continued our efforts to take the pulse of our Company by inviting our business leaders to participate in Board meetings throughout the year. In addition, our Board and its committees were involved in overseeing enterprise risk management, including risk priorities and developments that could impact our business, and we also looked to the future by our ongoing discussion of director and management succession planning.

In 2019, in light of lower expectations for earnings and cash flows, the Board suspended dividend payments in order to allocate greater capital to LSC’s debt reduction and ongoing operational restructuring programs.

On top of our focus on the financial and operational performance of the Company, our Board also oversees other important Company initiatives and functions, including our safety, sustainability and ethics programs, in order to ensure that our Company’s culture aligns with our strategy and operates in the best interest of our stockholders.

Independent Board Leadership

As Lead Director, I work closely with our Chairman and Chief Executive Officer and other members of management to ensure that an active dialogue exists between our independent directors and management. In addition, in my role as Lead Director, I contribute to the development and approval of, Board meeting schedules, agendas, and materials. I attend each Board and Board committee meeting and also preside over the executive sessions of the Board held with our independent directors. Further, I am responsible, along with the Chairman of our Human Resources Committee, for leading the independent directors’ annual evaluation of the effectiveness of our Chief Executive Officer.

Good Governance Practices

As directors, we are vocal advocates for the adoption of sound governance practices that are informed by our ongoing engagement with our stockholders. The Corporate Responsibility & Governance Committee of the Board, consisting of independent directors, oversees the Board’s annual multi-step self-evaluation process which provides directors an opportunity to assess the Board, the Board committees and each individual director. This process also includes input from the management team on the effectiveness of the Board and the Board committees. Our independent directors serving on the Human Resources Committee establish and monitor the Company’s overall executive compensation strategy to ensure that executive officer compensation supports the Company’s business objectives. The Audit Committee of the Board, also consisting of independent directors, oversees the Company’s enterprise risk management program. Please see the Company Information and Compensation Discussion & Analysis sections of this proxy statement for more details on these and other governance highlights.

In closing, I want to acknowledge Richard Palmer who, because of time and travel constraints, will not be standing for reelection to our Board. Richard’s wise counsel and skillful leadership of the Audit Committee will be missed by all. On behalf of the entire Board, I thank him for his service to LSC and our stockholders and wish him all the best in his endeavors.

Our Board remains committed to serving your interests and thanks you for your continued commitment to our Company.

Sincerely,

Judith H. Hamilton

Lead Director

September 17, 2019

LSC COMMUNICATIONS, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, October 17, 2019
Time:	10:00 a.m. Central time
Place:	10th Floor Conference Center 191 N. Wacker Drive Chicago, Illinois 60606
Items of Business:

+ To elect eight director nominees identified in this proxy statement for one-year terms

+ To approve, on an advisory basis, the Company’s executive compensation

+ To approve an amendment to the Company’s Amended and Restated 2016 Performance Incentive Plan

+ To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

+ To conduct any other business if properly raised

Record Date:	The close of business on September 6, 2019

The proxy materials for the 2019 Annual Meeting of Stockholders of LSC Communications, Inc. (“LSC” or the “Company”) include this Notice of 2019 Annual Meeting of Stockholders, the proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”) and a proxy card or voting instruction form.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. You will find instructions on how to vote in the Questions and Answers About How To Vote section of this proxy statement. Please vote by signing, dating and returning the enclosed proxy card or voting instruction card in the envelope provided, calling the toll-free number or logging on to the Internet — even if you plan to attend the annual meeting. You may revoke your proxy at any time before it is exercised.

Most stockholders vote by proxy over the Internet, by telephone or by mailing the proxy card or voting instruction form and therefore, do not attend the annual meeting in person. However, as long as you were a stockholder at the close of business on September 6, 2019, the record date set by our Board of Directors, you are invited to attend the annual meeting, or to send a representative. In order to be admitted to the meeting, you must present your admission ticket (attached to your proxy card) or other evidence of stock ownership or be an invited guest of the Company.

By Order of the Board of Directors

Suzanne S. Bettman

Secretary

September 17, 2019

Important Notice Regarding the Availability of Proxy Materials for the

2019 Annual Meeting of Stockholders To Be Held on October 17, 2019

This proxy statement and our annual report to stockholders are available on the Investors portion of our website at www.lsccom.com. On that site, you will also be able to access our Form 10-K for the fiscal year ended December 31, 2018, and all amendments or supplements thereto that are required to be furnished to stockholders.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.

      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

PROXY SUMMARY

PROXY SUMMARY

This summary highlights certain information about the 2019 Annual Meeting of Stockholders. This proxy statement is being furnished to the holders of the Company’s common stock in connection with the solicitation of proxies by the Company. This summary does not include all the information you should consider in deciding how to vote. We encourage you to read the entire proxy statement carefully before voting.

2019 ANNUAL MEETING INFORMATION

Date:	Thursday, October 17, 2019
Time:	10:00 a.m. Central time
Place:	10th Floor Conference Center 191 N. Wacker Drive Chicago, Illinois 60606
Record Date:	The close of business on September 6, 2019

For additional information about voting, see Questions and Answers About How to Vote.

MATTERS TO BE VOTED ON AT OUR 2019 ANNUAL MEETING OF STOCKHOLDERS

	Board Recommendation	Page
Proposal 1: Election of eight directors identified in this proxy statement for one-year terms	FOR each nominee	2
Proposal 2: Advisory vote to approve executive compensation	FOR	5
Proposal 3: Approval of amendment to Amended and Restated 2016 Performance Incentive Plan	FOR	6
Proposal 4: Ratification of independent registered public accounting firm	FOR	12

Company Background

On October 1, 2016, R. R. Donnelley & Sons Company (“RR Donnelley” or “RRD”) effected its separation into three independent public companies: Donnelley Financial Solutions, Inc., LSC and RR Donnelley. The separation (the “Separation”) was effected when RRD distributed on a pro rata basis to holders of its common stock at least 80% of the outstanding shares of LSC common stock.

On October 30, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Quad/Graphics, Inc. (“Quad”), QLC Merger Sub, Inc. and LSC to combine in an all-stock transaction with Quad (the “Merger”). The U.S. Department of Justice filed a lawsuit to enjoin the transaction in June 2019. In light of the significant time and resources that would have been required to defend the lawsuit coupled with the uncertainty of the outcome, it was determined that continuing to litigate against the Department of Justice was not in the best interests of the Company or our stockholders. On July 22, 2019, Quad and LSC entered into a letter agreement, pursuant to which the parties agreed to terminate the Merger Agreement.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      1

PROPOSALS

PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL SUMMARY

Proposal 1: The election of each director nominee identified in this proxy statement for a one-year term Board Recommendation: The Board recommends that stockholders vote FOR each of our nominees

In connection with the Separation, it was determined that our Certificate of Incorporation would provide for a classified board consisting of three classes of directors. Therefore, our Class I directors served until our 2017 Annual Meeting of Stockholders and our Class II directors served until our 2018 Annual Meeting of Stockholders. This 2019 Annual Meeting of Stockholders marks the third annual meeting following the Separation, consequently, pursuant to the terms of our Certificate of Incorporation, our Board of Directors (the “Board”) is fully declassified and from this annual meeting forward our stockholders will elect successor directors to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal or death.

Our By-laws provide that directors are elected to the Board by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast. Only directors that receive a majority of the votes cast FOR their election will be elected.

If an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender their resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the annual meeting.

In 2018, the Board met 18 times. Each director of the Company during 2018 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

The names of the nominees, along with their present positions, their career highlights, current directorships held with other public companies, as well as public directorships held during the past five years, other affiliations, their ages and the year first elected as a director, are set forth below. Certain individual experiences and expertise of our directors that contribute to the Board’s effectiveness as a whole are also described below.

Thomas J. Quinlan III, 56 Chairman, Chief Executive Officer and President Director since: 2016 Current Public Directorships: None Former Public Directorships: RR Donnelley	Key Experience and Expertise

Mr. Quinlan’s extensive experience in the printing and office products industries provides the Board with valuable expertise, especially with respect to business integration strategies needed to achieve our Company’s business plan. He also brings to the Board his familiarity with finance and a broad range of operational issues, including sales, manufacturing and corporate staff functions.

Career Highlights

+  Chairman of the Board, Chief Executive Officer and President of the Company since October 2016

+  Chief Executive Officer and President of RR Donnelley from April 2007 to October 2016

+  Other positions at RR Donnelley from 2004 to April 2007 including Group President, Global Services, Chief Financial Officer and Executive Vice President, Operations

2      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

PROPOSALS

M. Shân Atkins, 62

Director since: 2016

Current Public Directorships:

Darden Restaurants, Inc.

SpartanNash Company

Aurora Cannabis Inc.

Former Public Directorships:

Chapters, Inc.

The Pep Boys—Manny, Moe & Jack

Tim Hortons Inc.

Shoppers DrugMart Corporation

SunOpta Inc.

Key Experience and Expertise

Ms. Atkins has extensive experience in finance and accounting and in developing and executing strategic and operating plans for major consumer and retail organizations. She also has considerable corporate governance experience through years of service on the boards of other companies.

Career Highlights

+  Full time independent director

+  Co-founder and Managing Director of Chetrum Capital LLC, a private investment firm from 2001 to 2017

+  Various executive positions with Sears, Roebuck & Company, a North American retailer, from 1996 to 2001

+  Leader in the consumer and retail practice at Bain & Company, an international management consultancy, from 1982 to 1996

+  Began career as a public accountant at what is now PricewaterhouseCoopers LLP, an accounting firm

Margaret A. Breya, 58 Director since: 2016 Current Public Directorships: None Former Public Directorships: Jive Software, Inc. MicroStrategy Incorporated Other Affiliations: InCorta, Inc. NSONE, Inc.	Key Experience and Expertise
Ms. Breya’s extensive experience brings marketing, operations and enterprise software expertise to the Board.

Career Highlights

+  Chief Marketing Officer of MicroStrategy Incorporated since July 2018

+  Chief Operating Officer of Ionic Security Inc. from January 2016 to June 2018

+  Chief Marketing Officer and Executive Vice President of Market Development at Informatica Corporation, a leading independent provider of enterprise data integration and data quality software and services, from December 2012 to August 2015

+  Various positions of increasing responsibility in operations and marketing at Hewlett-Packard Company, a global provider of products, technologies, software, solutions and services, from 2010 to 2012

+  Various positions of increasing responsibility at SAP AG, an enterprise software company, from 2006 to 2010

Judith H. Hamilton, 75

Director since: 2016

Current Public Directorships:

None

Former Public Directorships:

RR Donnelley

Other Affiliations:

Novell, Inc.

Software.com

Lante Corporation

Giga Information Group, Inc.

Key Experience and Expertise

Ms. Hamilton’s experience as a chief executive officer of various software and technology companies helps the Board address the challenges faced due to rapid changes in communications strategies. Her involvement in early stage companies also brings to the Board entrepreneurial experience. She also has considerable corporate governance experience through years of service on the boards of other companies.

Career Highlights

+  Lead Director of the Company’s Board since October 2016

+  Former President and Chief Executive Officer of Classroom Connect Inc., a provider of materials integrating the Internet into the education process

+  Former President and Chief Executive Officer of FirstFloor Software, an Internet software publisher

+  Former Chief Executive Officer of Dataquest, a market research firm for technology

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      3

PROPOSALS

Francis J. Jules, 62 Director since: 2016 Current Public Directorships: None Former Public Directorships: ModusLink Global Solutions, Inc.	Key Experience and Expertise

Mr. Jules has a proven track record in leading large, complex teams around the globe in sales, marketing, product and technical solutions to serve enterprise, medium, and small customers around the world. He has both operational and strategic leadership skills.

Career Highlights

+  President of Global Business for AT&T Corporation since 2012

+  AT&T Corporation’s Executive Vice President, Global Enterprise Solutions sales team from 2010 to 2012, President and Chief Executive Officer, Advertising Solutions from 2007 to 2010 and Senior Vice President, Network Integration from 2005 to 2007

+  President, Global Markets (East) for SBC Communications from 2003 to 2005

Thomas F. O’Toole, 62

Director since: 2016

Current Pubic Directorships:

Alliant Energy Corporation (and its wholly owned subsidiaries Wisconsin Power and Light Company and Interstate Power and Light Company)

Extended Stay America, Inc.

Former Public Directorships:

Pegasus Solutions, Inc.

Other Affiliations:

Corporation for Travel Promotion

Key Experience and Expertise

Mr. O’Toole has extensive experience in leadership, customer perspectives and information systems, and provides the Board with a combination of abilities and unique insights into its strategy and operations.

Career Highlights

+  Executive Director, Program for Data Analytics and Clinical Professor of Marketing at the Kellogg School of Management at Northwestern University since September 2018; Senior Fellow and Clinical Professor of Marketing at Kellogg from September 2016 to September 2018

+  Senior Advisor at McKinsey and Company since January 2017

+  Senior Vice President, Chief Marketing Officer of United Airlines and President of MileagePlus for United Continental Holdings, Inc., a global air carrier, from 2015 to December 2016; Senior Vice President, Marketing and Loyalty and President, MileagePlus from 2012 to 2015; Chief Operating Officer, Mileage Plus Holdings, LLC from 2010 to 2012; and Senior Vice President and Chief Marketing Officer in 2010

+  Advisor with Diamond Management & Technology Consultants, a management and technology consulting firm, from 2009 to 2010

+  Various positions of increasing responsibility at Hyatt Hotels Corporation from 1995 to 2008, including Chief Marketing Officer and Chief Information Officer

Douglas W. Stotlar, 59

Director since: 2016

Current Public Directorships:

AECOM

Reliance Steel & Aluminum Co.

Former Public Directorships:

URS Corporation

Con-way Inc.

Other Affiliations:

Stone Canyon Packaging, LLC

Key Experience and Expertise

Mr. Stotlar has substantial knowledge of the transportation and logistics sector, which is relevant to our business activities. In addition, due to his prior experience as the former chief executive officer and as a director of public companies, he contributes valuable leadership experience as well as knowledge of legal and regulatory requirements and trends.

Career Highlights

+  Former President and Chief Executive Officer of Con-way, Inc., a transportation and logistics company, from April 2005 to October 2015

+  Various positions of increasing responsibility at Con-way, Inc. from 1985 to 2005

4      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

PROPOSALS

Shivan S. Subramaniam, 70 Director since: 2016 Current Pubic Directorships: Citizens Financial Group, Inc. Former Public Directorships: None Other Affiliations: FM Global Inc. Lifespan Corporation	Key Experience and Expertise

Mr. Subramaniam has significant experience as a chairman and chief executive officer and provides the Board with financial, strategic and operational leadership. He also has considerable corporate governance experience as the chair of a governance committee.

Career Highlights

+  Former Chairman of FM Global Inc., a property and casualty insurance company, from 2002 to 2017

+  Chief Executive Officer of FM Global Inc. from 1999 to 2014 and President and Chief Executive Officer from 1999 to 2002

+  Various finance positions of increasing responsibility at Allendale Insurance Company from 1974 to 1999, including as Chairman and Chief Executive Officer from 1992 to 1999

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

Proposal 2: An advisory vote to approve the Company’s executive compensation as described in this proxy statement Board Recommendation: The Board recommends that the stockholders vote FOR Proposal 2

The Company is asking its shareholders to approve, on an advisory (non-binding) basis as required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the compensation of our named executive officers for 2018, as described in this proxy statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a “Say on Pay” vote.

As disclosed in the Compensation Discussion & Analysis section of this proxy statement (the “CD&A”), which was originally filed with an amendment to our Form 10-K on April 12, 2019 (the “Form 10-K/A”), we believe our 2018 executive compensation program was designed to strike an appropriate balance between aligning stockholder interests, rewarding executives for strong performance, ensuring the Company’s long-term success and retaining key executive talent. The information presented in the compensation tables in the Executive Compensation section of this proxy statement relates to the Company’s 2018 fiscal year, which ended on December 31, 2018.

2018 Executive Compensation Program Highlights

+

Robust and Informed Decision-Making Process. The HR Committee, which met 10 times in 2018, has a robust and informed decision-making process which is guided by the LSC Compensation Philosophy. The HR Committee also considers input from its independent compensation consultant, Willis Towers Watson.

+

Revised LSC Compensation Philosophy. The HR Committee reviewed the LSC Compensation Philosophy with its independent compensation consultant and made various revisions to better state the HR Committee’s vision for LSC’s compensation program.

+

Benchmarked Compensation Decisions. In general, total compensation levels for the NEOs are targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. This 50th percentile target level provides a total competitive anchor point for LSC’s executive compensation program. Actual compensation levels vary up or down from targeted levels based on the Company’s performance and the individual’s role, responsibilities, experience and performance.

+

Stockholder Engagement. LSC’s 2018 compensation decisions and planning were impacted by our solicitation of stockholder feedback and stockholder engagement regarding compensation and other governance matters. Our stockholder engagement plan was put on hold following the announcement of the Merger so as to remain compliant with the relevant securities law restrictions on solicitations of proxies.

+	Pay for Performance.

-

Consistent with our pay for performance philosophy, no bonus payments were paid under the Annual Incentive Plan (“AIP”) for 2018 to any employee, including the CEO and the other NEOs, as 2018 performance did not meet the EBITDA corporate financial target under the AIP.

-	No changes were made to the NEOs’ target bonus opportunities under the AIP.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      5

PROPOSALS

+

Expansion of the Key Employee Severance Plan in Lieu of Employment Agreements. The HR Committee determined that each of the NEOs, other than Mr. Quinlan, would be eligible to participate in the Company’s Key Employee Severance Plan in order to standardize and streamline the NEOs’ existing entitlements under their legacy and inconsistent employment agreements. Each of Ms. Bettman and Messrs. Coxhead, Lane and Hansen agreed to waive their existing legacy employment agreements and entered into a participation agreement under the Key Employee Severance Plan.

Say on Pay Vote

Proposal 2 gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2019 Annual Meeting of Stockholders:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures in the Company’s 2019 proxy statement.”

The Say on Pay vote is an advisory vote only, and therefore it will not bind the Company or our Board (including the HR Committee). However, the Board and the HR Committee will consider the voting results when making future decisions regarding executive compensation, as appropriate.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2019 Annual Meeting of Stockholders and entitled to vote on the advisory vote on executive compensation is required to approve the proposal.

PROPOSAL 3: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

PROPOSAL SUMMARY

Proposal 3: A vote to approve the proposed amendment to the Amended and Restated 2016 Performance Incentive Plan to make an additional 3,100,000 shares available for grant

Board Recommendation: The Board recommends that the stockholders vote FOR Proposal 3

On September 3, the Board approved, and proposes that our stockholders approve, an amendment (the “Amendment”) to our LSC Communications, Inc. Amended and Restated 2016 Performance Incentive Plan (which was approved by our stockholders on May 18, 2017) (the “Amended and Restated 2016 PIP”) to make an additional 3,100,000 shares of our common stock, par value $0.01 per share, available for grants under the Amended and Restated 2016 PIP. If approved, the Amendment will become effective as of October 17, 2019 (the “Effective Date”) and apply to all awards made on or after the Effective Date. We believe approval of the Amendment is advisable and in the best interests of our stockholders to ensure the Company may continue to grant equity-based awards as part of its compensation programs. Increasing the number of shares available for grant as described above is the only change being made under the Amendment, and the Amended and Restated 2016 PIP would otherwise remain unchanged.

A total of 3,500,000 shares of our common stock, par value $0.01 per share, were previously reserved for awards under the Amended and Restated 2016 PIP. As of the record date, approximately 283,882 shares of common stock remained available for the future grant of awards under the Amended and Restated 2016 PIP, which will remain available for grants under the Amended and Restated 2016 PIP if the Amendment is approved by stockholders.

If stockholders do not approve the Amendment, then the Amended and Restated 2016 PIP will remain outstanding and continue as currently in effect, including with respect to the ability to grant the number of remaining shares described above. However, the Company only will be able to make further equity grants under the Amended and Restated 2016 PIP to the extent of the remaining 283,882 shares. Failure to approve the Amendment will not affect the rights of existing awards or award holders under the Amended and Restated 2016 PIP.

6      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

PROPOSALS

Background and Purposes of the Amendment and the Amended and Restated 2016 PIP

The Board believes that approving the Amendment to make additional shares available for grant will allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. Stock ownership by employees and directors provides performance incentives and fosters a long-term commitment to our benefit and to the benefit of our stockholders, offers additional incentives to put forth maximum effort for the success of our business, and affords them an opportunity to acquire a proprietary interest in the Company.

The Amended and Restated 2016 PIP is intended to provide incentives:

(i)

to officers, other employees and other persons who provide services to the Company through rewards based upon the ownership or performance of Company common stock as well as other performance-based compensation; and

(ii)	to non-employee directors of the Company through the grant of equity-based awards.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Amended and Restated 2016 PIP (and without giving effect to approval of this proposed Amendment) as of August 21, 2019.

Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full-Value Awards	Shares Available For Future Awards	Shares of Common Stock Outstanding
157,963	1,984,095	283,882	33,551,195

1

The weighted average remaining term of outstanding options is 1.75 years, and the weighted average exercise price of outstanding options is $32.27. On August 21, 2019, the closing price of our common stock on the NYSE was $1.42 per share.

Dilution. Subject to stockholder approval of the Amendment, an estimated 3,383,882 shares of Company common stock will be available for issuance. The following summarizes current and proposed share reserves and resulting dilution levels as of August 21, 2019:

Description	# of Shares	Dilution
Shares available for grant under the Amended and Restated 2016 PIP	283,882	0.85%
New shares available for grant under the Amendment	3,100,000	9.24%
Shares subject to outstanding stock options and full-value awards	2,142,058	6.38%
Total	5,525,940	16.47%

Share Usage. In determining the number of shares to propose under the Amendment, we evaluated the dilution and historic share usage, run rate and the existing terms of outstanding awards under our equity plans. The annual share usage under our equity plans for the last three fiscal years is:

Description	2018	2017	2016	Average
Total shares granted(1)	800,643	279,922	453,785	510,117
Basic weighted average common stock outstanding	33,800,000	33,800,000	32,500,000	33,366,667
Run Rate	2.4%	0.8%	1.4%	1.5%

1

Includes the number of full-value awards granted for such year and performance share units. Also includes the annual equity retainer paid to the Company’s directors under the LSC Non-Employee Director Compensation Plan.

Key Features of the Amended and Restated 2016 PIP

The Amended and Restated 2016 PIP has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

+

Minimum Vesting. No awards, other than awards granted to non-employee directors and awards that are subject to performance-based vesting conditions over a performance period of at least one year, granted under the Amended and Restated 2016 PIP may vest until the third anniversary of the applicable grant date (or ratably over such period). Awards granted to non-employee directors must have a minimum vesting period of at least one year.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      7

PROPOSALS

+

Stock Options and Stock Appreciation Rights (“SARs”) Granted with Exercise Price No Less Than Fair Market Value. The exercise price for stock options and SARs granted under the Amended and Restated 2016 PIP must equal or exceed the underlying stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions.

+	Prohibition on Repricing. The Amended and Restated 2016 PIP prohibits the “repricing” of options and SARs without stockholder approval.

+

Prohibition on Liberal Recycling of Awards. Shares tendered by a participant or withheld by the Company in payment of the purchase price of a stock option or to satisfy any tax withholding obligation with respect to awards do not become available for issuance as future awards under the Amended and Restated 2016 PIP.

+

Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents credited or payable in connection with an award under the Amended and Restated 2016 PIP that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

+

Limit on Non-Employee Director Compensation. The aggregate grant date fair value of all awards granted to any non-employee directors during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $900,000.

+

No Automatic Single Trigger Equity Acceleration. Upon a change in control of the Company, there is no automatic acceleration of equity awards (no “single trigger”); instead, the Amended and Restated 2016 PIP provides for a “double trigger” where awards would only vest upon a qualifying termination that follows a change in control unless otherwise determined by the administrator.

+	No Change in Control/280G Tax Gross-Ups. The Company does not provide its employees with tax gross-ups on change in control benefits.

+

Clawback/Recoupment Provision. The Amended and Restated 2016 PIP includes a “clawback” or recoupment provision, which provides that awards and any cash payment or securities delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or the Company’s clawback policy.

Summary Description of the Amended and Restated 2016 PIP

Under the Amended and Restated 2016 PIP, the Company may grant stock options, including incentive stock options, stock appreciation rights (“SARs”), restricted stock, stock units and cash awards, as discussed in greater detail below. The following description of the Amended and Restated 2016 PIP is a summary and is qualified in its entirety by reference to the complete text of the Amended and Restated 2016 PIP, which is attached as Appendix B to this proxy statement and to the Amendment, which is attached as Appendix A to this proxy statement.

Participants.  Non-employee directors (who are expected to number seven following the 2019 Annual Meeting of Stockholders) and employees (approximately 21,000 as of September 6, 2019) and other individuals who provide services to the Company are eligible to participate in the Amended and Restated 2016 PIP.

Administration. The Amended and Restated 2016 PIP will be generally administered by a committee designated by the Board (the “Plan Committee”), but the Board may, in its discretion, administer the Amended and Restated 2016 PIP or grant awards. Each member of the Plan Committee (which is currently the HR Committee) is a director that the Board has determined to be (i) a “non-employee director” under Section 16 of the Exchange Act and (ii) “independent” for purposes of the NYSE listing rules.

The Plan Committee may select eligible participants and determine the terms and conditions of each grant and award. All awards, other than awards granted to non-employee directors and awards that are subject to performance-based vesting conditions over a performance period of at least one year, shall have a minimum vesting period of at least three years (such vesting may, in the discretion of the Plan Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant). Awards granted to non-employee directors shall have a minimum vesting period of at least one year. Up to 5% of the shares available for grant may be granted with a minimum vesting period of less than one year, and the Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. “Double trigger” vesting shall occur with acceleration upon a Change in Control (as defined in the Amended and Restated 2016 PIP) and the grantee’s termination without Cause or for Good Reason (each as defined in the applicable award agreement).

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PROPOSALS

Each grant and award will be evidenced by an award agreement approved by the Plan Committee. The Plan Committee generally cannot reprice any stock option or other award granted under the Amended and Restated 2016 PIP. Except with respect to grants to (i) officers of the Company who are subject to Section 16 of the Exchange Act, (ii) a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (the “Code”) or (iii) persons who are not employees of the Company, the Plan Committee may delegate some or all of its power and authority to administer the Amended and Restated 2016 PIP to the chief executive officer or other executive officer of the Company.

Available Shares. Subject to approval of the Amendment by the Company’s stockholders, 3,100,000 shares of Company common stock (including the approximately 283,882 shares that are available as of the record date under, and will be carried over from, the Amended and Restated 2016 PIP) will be available under the Amended and Restated 2016 PIP following the approval of the Amendment for grants and awards to eligible participants, subject to adjustment in the event of certain corporate transactions that affect the capitalization of the Company. Prior to approval of the Amendment, 3,500,000 shares of common stock had been authorized for grant under the Amended and Restated 2016 PIP. In general, shares subject to a grant or award under the Amended and Restated 2016 PIP which are not issued or delivered would again be available for grant. However, shares tendered or withheld upon exercise, vesting, settlement of an award or upon any other event to pay exercise price or tax withholding and shares purchased by the Company using the proceeds from the exercise of a stock option will not be available for future issuance. Upon exercise of an SAR, the total number of shares remaining available for issuance under the Amended and Restated 2016 PIP will be reduced by the gross number of shares for which the SAR is exercised.

Award Limits. The maximum number of shares of common stock with respect to which options, SARs or a combination thereof may be granted during any calendar year to any person is 1,500,000. No non-employee director may be granted (in any calendar year) compensation with a value in excess of $900,000, with the value of any equity-based awards based on such award’s accounting grant date value.

Termination and Amendment. Unless previously terminated by the Board, the Amended and Restated 2016 PIP will terminate on the date on which no shares remain available for grants or awards. Termination will not affect the rights of any participant under grants or awards made prior to termination. The Board may amend the Amended and Restated 2016 PIP at any time, but no amendment may be made without stockholder approval if required by any applicable law, rule or regulation, or if it would increase the number of shares of Company common stock available under the Amended and Restated 2016 PIP or permit repricing of awards.

Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or an SAR, and the option exercise price and base price of an SAR, will be determined by the Plan Committee. The option exercise price and the base price of an SAR will not be less than 100% of the fair market value of a share of Company common stock on the date of grant, and the minimum vesting period must be at least three years. The exercise of an SAR entitles the holder to receive (subject to withholding taxes) shares of Company common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of Company common stock over the SAR base price. Subject to the terms of the Amended and Restated 2016 PIP, the option exercise price can generally be paid by the option recipient in cash, in previously owned whole shares of Company common stock having a fair market value as of the date of exercise equal to the aggregate exercise price payable, by authorizing the Company to withhold whole shares of common stock that would otherwise be delivered having a fair market value as of the date of exercise equal to the aggregate exercise price payable, in cash by a broker-dealer acceptable to the Company, via a cashless exercise (to the extent expressly authorized by the Plan Committee), or any other method described under the Amended and Restated 2016 PIP.

Stock options and SARs must be exercised within ten years of the date of grant, or five years after the date of grant for incentive stock options granted to 10% stockholders. If the recipient of an incentive stock option is a 10% stockholder, the option exercise price will be not less than the price required by the Code, currently 110% of fair market value on the date of grant.

Performance Awards and Fixed Awards. Under the Amended and Restated 2016 PIP, bonus awards, whether performance awards or fixed awards, can be made in (i) cash, (ii) stock units, (iii) restricted shares of Company common stock that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

The performance goals of performance awards must be tied to one or more of the following: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA (economic value added); cost reduction goals or, in the case of awards

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PROPOSALS

not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, any other similar criteria established by the Plan Committee. The Plan Committee may provide in any award agreement that the Plan Committee (i) will amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events and (ii) has the right to reduce the amount payable pursuant to any performance award.

Restricted stock recipients will have the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. No dividends, however, will be paid at a time when any performance-based goals that apply to an award of restricted shares have not been satisfied. Upon termination of any applicable restriction period, including the satisfaction or achievement of required performance goals, a certificate evidencing ownership of the shares of the common stock will be delivered to the grantee, subject to the Company’s right to require payment of any taxes.

Recipients of stock units may be credited dividends and other distributions otherwise payable and held until the award is paid out. Interest may also be credited. The grantee will have only the rights of a general unsecured creditor and no rights as a stockholder of the Company until delivery of the shares, cash or other property underlying the award.

At the time of vesting of a bonus award, the award: (i) if in units, will be paid to the participant in shares of Company common stock, in cash or in a combination thereof and (ii) if a cash bonus award, will be paid to the participant in cash, in shares of Company common stock or in a combination thereof. In addition, shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Awards to Non-Employee Directors. On the date of each annual meeting, the Company will make an award under the Amended and Restated 2016 PIP to each individual who is, immediately following such annual meeting, a non-employee director. Any such awards will be in the form of stock options, restricted stock, stock units or SARs with a minimum vesting period of one year from the date of grant. Note however, that under the terms of the Merger Agreement, in 2019 our directors did not receive equity retainers and instead received an additional cash retainer equal to the value of the equity retainer such directors otherwise would have been entitled to.

Transferability. Awards granted under the Amended and Restated 2016 PIP may be assigned or transferred in the event of death, subject to certain conditions.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Amended and Restated 2016 PIP. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis.

Stock Options. A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and the Company (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither the Company nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one or two year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs. A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction.

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PROPOSALS

Restricted Stock. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time of grant), and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. If the participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is made, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent limited by Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

Stock Units. A participant will not recognize any income at the time of the grant of stock units, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the Company common stock is delivered under the stock units in an amount equal to the fair market value of such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

Cash Bonus Awards. A participant will not recognize any income upon the grant of a bonus award payable in cash, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash paid by the Company, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

Section 409A. Awards made under the Amended and Restated 2016 PIP that are considered to include deferred compensation for purposes of Section 409A of the Code will be interpreted, administered and construed to comply with the requirements of Section 409A to avoid adverse tax consequences to recipients. The Company intends to structure any awards under the Amended and Restated 2016 PIP so that the requirements under Section 409A are either satisfied or are not applicable.

New Plan Benefits Table

The table below reflects awards granted in 2018, our last completed fiscal year. Due to the pendency of the Merger, the Company did not grant awards to all of the named executive officers in 2019. Because the Amendment will not alter the substantive provisions of the Amended and Restated 2016 PIP (except for the increase in the number of shares of Company common stock described therein), for purposes of this table, the Company has assumed that the same awards would have been made in 2018 under the Amended and Restated 2016 PIP had the Amendment been in place.

Name and Position	Dollar Value ($)(1)	Number of Units
Thomas J. Quinlan III, Chairman, Chief Executive Officer and President	2,874,399	229,860
Suzanne S. Bettman, Chief Administrative Officer and General Counsel	556,222	44,480
Andrew B. Coxhead, Chief Financial Officer	672,144	53,750
Kent A. Hansen, Chief Accounting Officer and Controller	139,056	11,120
Richard T. Lane, Chief Strategy and Supply Chain Officer	370,773	29,650
Executive Group	4,612,594	368,860
Non-Executive Director Group	1,137,810	92,205
Non-Executive Officer Employee Group	4,140,383	333,960

1

The amounts shown in this column constitute the aggregate grant date fair value of shares of restricted stock units and performance stock units granted on February 26, 2018. On February 26, 2018, the closing price of our common stock on the NYSE was $15.39 per share. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). See Note 17 to the Consolidated Financial Statements included in our Form 10-K, as filed with the SEC on February 19, 2019, for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718.

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PROPOSALS

Closing Price on September 6, 2019

On September 6, 2019, the closing price of our common stock on the NYSE was $1.42 per share.

Vote Required to Approve the Amendment

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2019 Annual Meeting of Stockholders and entitled to vote on the proposal is required to approve the Amendment.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

Proposal 4: A vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Board Recommendation: The Board and the Audit Committee recommend that the stockholders vote FOR Proposal 4

Proposal 4 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2019. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be available to respond to your questions and may make a statement if they desire. Deloitte & Touche LLP has served as our independent auditor since the Separation in October 2016.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2019 Annual Meeting of Stockholders and entitled to vote on the proposal is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q.	Who can vote?

A.	Stockholders are entitled to one vote on each proposal for each share of the Company’s common stock that they own as of the close of business on the record date, September 6, 2019.

Q.	What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A.

If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record” with respect to those shares If your shares are held in a brokerage account or bank, you are considered a “street name” holder of those shares.

Q.	How do I vote if shares are registered in my name (as shareholder of record)?

A.	By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by October 16, 2019.

By Telephone or Internet: You may either call the toll-free number listed on your proxy card, log on to the website listed on your proxy card, or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote via telephone or the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 1:00 a.m. Central time on the date of the 2019 Annual Meeting of Stockholders.

Q.	How do I vote if my shares are held in “street name?”

A.

You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All of the proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 4) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to Proposal 4.

Q.	Can I vote my shares in person at the annual meeting?

A.	If you plan to attend the annual meeting and vote in person, your instructions depend on how your shares are held:

+

Shares registered in your name — check the appropriate box on your proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the annual meeting.

+

Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card (also known as a “Legal Proxy”) in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the annual meeting.

Attendance at the annual meeting will be limited to stockholders as of the record date (September 6, 2019) with an admission ticket or evidence of their share ownership and guests of the Company.

Q.	Can I revoke my proxy or change my vote after I have voted?

A.	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

+	By delivering a written notice of revocation to the Secretary of the Company;

+	By executing and delivering another proxy that bears a later date;

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE

+	By voting by telephone at a later time;

+	By voting over the Internet at a later time; or

+	By voting in person at the annual meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q.	How are votes counted?

A.

In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the annual meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	What are my options when voting for directors (Proposal 1)?

A.	When voting on Proposal 1, you have three options:

+	Vote FOR a nominee;

+	Vote AGAINST a nominee; or

+	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee’s election. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you choose to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q.	What are my options when voting on any other proposals (Proposals 2, 3 and 4)?

A.	When voting on any other proposal, you have three options:

+	Vote FOR a given proposal;

+	Vote AGAINST a given proposal; or

+	ABSTAIN from voting on a given proposal.

Proposals 2, 3 and 4 require the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2, 3 or 4, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on any of Proposals 2, 3 and 4.

Q.	How will my shares be voted if I sign and return my proxy card with no votes marked?

A.	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

+	Proposal 1: FOR the election of each director nominee identified in this proxy statement for a one-year term;

+	Proposal 2: FOR the advisory vote on the Company’s executive compensation;

+	Proposal 3: FOR the proposed amendment to the Company’s Amended and Restated 2016 Performance Incentive Plan; and

+	Proposal 4: FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Q.	How are proxies solicited and what is the cost?

A.

The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to our stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow Sodali LLC, 470 West Ave., Suite 3000, Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q.	How many shares of stock were outstanding on the record date?

A.	As of the record date, there were 33,551,195 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

14      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

COMPANY INFORMATION

COMPANY INFORMATION

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Investors section of the Company’s website at the following address: www.lsccom.com. References to the Company’s website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this proxy statement.

Audit Committee	2018 Meetings: 9

Richard K. Palmer (Chair)*

Margaret A. Breya

Douglas W. Stotlar

Shivan S. Subramaniam

* Mr. Palmer served as Chair of the Audit Committee during 2018. As of July 2019, Mr. Palmer stepped down as Chair and was replaced by Mr. Subramaniam.

Responsibilities

Assists the Board in its oversight of:

+ The integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits

+ The qualifications and independence of the Company’s independent registered public accounting firm

+ The performance of the Company’s internal auditing department and its independent registered public accounting firm

The Company’s Audit Committee selects, sets compensation, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm.

Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

As required by its charter, each member of the Audit Committee is independent and financially literate, as such terms are defined for purposes of the NYSE listing rules and the federal securities laws. The Board has determined that each of Richard K. Palmer, Douglas W. Stotlar and Shivan S. Subramaniam is an “audit committee financial expert” as such term is defined under the federal securities laws.

Corporate Responsibility & Governance Committee	2018 Meetings: 4
Judith H. Hamilton (Chair) M. Shân Atkins Margaret A. Breya Thomas F. O’Toole Shivan S. Subramaniam

Responsibilities

+ Makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board

+ Develops and implements governance principles for the Company and the Board

+ Conducts the regular review of the performance of the Board, its committees and its members

+ Oversees the Company’s responsibilities to its employees and to the environment

+ Recommends director compensation to the Board

As required by its charter, each member of the Company’s Corporate Responsibility & Governance Committee is independent as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

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COMPANY INFORMATION

Human Resources Committee	2018 Meetings: 10
Francis J. Jules (Chair) M. Shân Atkins Thomas F. O’Toole Douglas W. Stotlar

Responsibilities

+ Establishes the Company’s overall compensation strategy

+ Establishes the compensation of the Company’s Chief Executive Officer, other senior officers and key management employees

+ Adopts amendments to, and approves terminations of, the Company’s employee benefit plans

As required by its charter, each member of the Company’s Human Resources Committee (the “HR Committee”) is independent, as such term is defined for purposes of the NYSE listing rules and the federal securities laws. In addition, in accordance with the NYSE listing rules requiring the Board to affirmatively determine that each member of the HR Committee is independent, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent and affirmatively determined that each member of the HR Committee is independent.

Pursuant to its charter, the HR Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the Chief Executive Officer and other executive officers of the Company (with sole authority to approve any related fees and other retention terms).

Pursuant to its charter, prior to selecting or receiving any advice from any committee advisor (other than in-house legal counsel) and on an annual basis thereafter, the HR Committee must assess the independence of such committee advisor in compliance with any applicable NYSE listing rules and the federal securities laws.

The HR Committee must also review and approve, in advance, any engagement of any committee compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation.

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend meetings of stockholders in person, except when circumstances prevent such attendance. When such circumstances exist, or in the case of special stockholder meetings, directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All but one member of the Board attended the Company’s 2018 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE

Governance Highlights

The Company’s corporate governance practices and policies have been developed in accordance with the highest standards of integrity and include the adoption of a number of governance best practices including:

+	Board oversight of enterprise risk management

+	Annual election of directors

16      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

COMPANY INFORMATION

+	An independent, experienced Lead Director

+	Majority voting standard for the election of directors

+	A robust annual, multi-step self-evaluation process which provides directors an opportunity annually to assess the Board, each Board committee and each individual director

+	No super-majority voting

+	The right of stockholders representing at least 25% of outstanding shares to call special meetings

+	The engagement of independent compensation consultants

+	Annual advisory vote on executive compensation

+	Clawback Policy

+	Term limits for committee chairs

+	Public disclosure of corporate political contributions

+	Independent board members with the exception of the Chief Executive Officer

+	Board committees comprised solely of independent board members

+	No shareholder rights plan (poison pill)

+	A limitation on directors standing for re-election after reaching age 75

+	Executive sessions of independent directors scheduled for each regular Board and committee meeting

+	Stock ownership guidelines for senior officers and directors

As described in Compensation Discussion & Analysis, the Company engages with stockholders about various corporate governance topics, including executive compensation.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees. Such evaluations determine whether the Board and each committee are functioning effectively, and the Corporate Responsibility & Governance Committee considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to form its oversight function effectively.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Company’s Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available on the Investors section of our website at www.lsccom.com, and a print copy is available upon request. References to the Company’s website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this proxy statement.

In light of the recent termination of the Merger and her role as Lead Director, the Board decided to nominate Ms. Hamilton for another term and waive the provision of the Principles of Corporate Governance that provide directors should not stand for election after reaching age 75.

Principles of Ethical Business Conduct and Code of Ethics

In accordance with the NYSE listing requirements and Securities and Exchange Commission (“SEC”) rules, the Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, the Company has adopted and maintains a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to its chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers cover areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is necessary, the Company will post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available on the

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COMPANY INFORMATION

Corporate Governance section of the Investors portion of our website at www.lsccom.com, and print copies are available upon request. References to the Company’s website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this proxy statement.

Director Independence

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that all non-employee directors of our Board are also independent in accordance with the NYSE requirements. Mr. Quinlan, who as an employee of the Company, is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the Lead Director of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions are led by the chair of such committee.

Board Leadership

Our Board has the discretion to combine or separate the roles of chairman and chief executive officer as the Board deems appropriate based on the needs of the Company at any given time. To facilitate this decision-making, the Corporate Responsibility & Governance Committee discusses our Board leadership structure, providing its recommendation on the appropriate structure to our independent directors. The Board has determined that having a combined chairman and chief executive officer with an independent Lead Director is the most appropriate Board leadership structure for LSC. This structure puts one person in the best position to be aware of major issues facing the Company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the Company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process). As set forth in our Principles of Corporate Governance, our Lead Director:

+

reviews and approves, in coordination with the chairman/chief executive officer, Board meeting schedules and agendas for Board meetings together with all materials and information sent or presented to the Board;

+	has the authority to add items to the agenda for any Board meeting;

+	presides at executive sessions of independent directors, which are scheduled at each regular Board meeting;

+	serves as a non-exclusive liaison between the other independent directors and the chairman/chief executive officer;

+	may call meetings of the independent directors in his or her discretion and chair any meeting of the Board or stockholders at which the chairman is absent;

+	is available to meet with major stockholders and regulators under appropriate circumstances; and

+	in conjunction with the chair of the HR Committee, discusses with the chairman/chief executive officer the Board’s annual evaluation of his or her performance as chief executive officer.

In addition, the powers of the chairman under our By-laws are limited to chairing meetings of the Board and meetings of stockholders as well as certain other powers conferred on the chairman such as the ability to call special meetings of stockholders or the Board. These powers can also be exercised by the Board, by a specified number of directors or, in some cases, the Lead Director. Some of the chairman’s powers are administrative in nature (such as the authority to execute documents on behalf of the Company).

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COMPANY INFORMATION

Board’s Role in Risk Oversight

The Board and each of its committees is actively involved in oversight of risks inherent in the operation of the Company’s business and the implementation of its strategic plan. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the Board.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider those candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Corporate Responsibility & Governance Committee (in care of the Secretary at the Company’s principal executive offices at 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2020 Annual Meeting of Stockholders. The Corporate Responsibility & Governance Committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate.

The Corporate Responsibility & Governance Committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for director, the Corporate Responsibility & Governance Committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the Corporate Responsibility & Governance Committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board

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COMPANY INFORMATION

prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the Corporate Responsibility & Governance Committee is a balanced and diverse Board, with members whose skills, viewpoints, backgrounds and experiences complement each other and, together, contribute to the Board’s effectiveness as a whole. The Corporate Responsibility & Governance Committee may engage third-party search firms to identify candidates for director and to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

Interested persons wishing to communicate directly with the Board may do so by writing to the Chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at 191 N. Wacker Drive, Suite 1400, Chicago, IL 60606; Attention: Secretary. A stockholder must include the number of shares of the Company’s common stock he or she holds, and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the Chair of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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STOCK OWNERSHIP

STOCK OWNERSHIP

The table below lists the beneficial ownership of common stock as of September 6, 2019 by all current directors, each of the persons named in the tables under Executive Compensation, and the directors and executive officers as a group. The table includes all stock awards subject to vesting conditions that vest within 60 days of September 6, 2019. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which has been obtained from filings made pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The percentages shown are based on outstanding shares of common stock as of September 6, 2019. Unless otherwise indicated, the business address of each stockholder listed below is LSC Communications, 191 N. Wacker Drive, Suite 1400, Chicago, IL 60606.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

Name	Number	% of Total Outstanding
Thomas J. Quinlan III(1)	639,567	1.91
Suzanne S. Bettman(2)	101,909	*
Andrew B. Coxhead(3)	62,480	*
Kent A. Hansen(4)	11,723	*
Richard T. Lane(5)	36,145	*
Judith H. Hamilton(6)	109,566	*
M. Shân Atkins(7)	20,323	*
Margaret A. Breya(8)	70,323	*
Francis J. Jules(9)	45,323	*
Thomas F. O’Toole(7)	20,323	*
Richard K. Palmer(10)	44,061	*
Douglas W. Stotlar(11)	103,723	*
Shivan S. Subramaniam(12)	33,823	*
All directors and executive officers as a group	1,299,289	3.87%
BlackRock, Inc.(13)	1,040,889	3.10%
The Vanguard Group(14)	4,995,745	14.89%
Dimensional Fund Advisors LP(15)	1,841,059	5.49%

*	Less than one percent.

1

Reflects ownership of 471,862 shares of common stock held directly, 988 shares held in Mr. Quinlan’s 401(k) plan account, 59,717 RSAs that are subject to vesting and 107,000 options over common stock. Does not include 114,930 RSUs that are subject to vesting or 114,930 PSUs that are subject to performance based vesting conditions.

2

Reflects ownership of 74,575 shares of common stock held directly, 47 shares held in Ms. Bettman’s 401(k) plan account and 27,287 RSAs that are subject to vesting. Does not include 34,930 RSUs that are subject to vesting or 22,240 PSUs subject to performance based vesting conditions.

3

Reflects ownership of 36,115 shares of common stock held directly and 26,365 RSAs that are subject to vesting. Does not include 41,985 RSUs that are subject to vesting or 26,875 PSUs subject to performance based vesting conditions.

4

Reflects ownership of 5,005 shares of common stock held directly and 6,718 RSAs subject to vesting. Does not include 31,610 RSUs that are subject to vesting or 5,560 PSUs subject to performance based vesting conditions.

5

Reflects ownership of 22,778 shares of common stock held directly and 13,367 RSAs that are subject to vesting. Does not include 21,735 RSUs that are subject to vesting or 14,825 PSUs subject to performance based vesting conditions.

6

Reflects ownership of 99,203 shares of common stock held directly and 10,363 RSUs that will vest when such director ceases to be a director. Does not include 7,651 shares of phantom stock that are settleable only in cash.

7	Reflects ownership of 9,428 shares of common stock held directly, and 10,895 RSUs that will vest when such director ceases to be a director.

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STOCK OWNERSHIP

8	Reflects ownership of 59,428 shares of common stock held directly, and 10,895 RSUs that will vest when such director ceases to be a director.

9	Reflects ownership of 45,323 shares of common stock held directly.

10	Reflects ownership of 20,087 shares of common stock held directly, and 23,974 RSUs that will vest when such director ceases to be a director.

11	Reflects ownership of 92,828 shares of common stock held directly, and 10,895 RSUs that will vest when such director ceases to be a director.

12	Reflects ownership of 22,928 shares of common stock held directly, and 10,895 RSUs that will vest when such director ceases to be a director.

13

BlackRock, Inc. (“BlackRock”) is an investment advisor with a principal business office at 55 East 52nd Street, New York, New York 10055. This amount reflects the total shares held by BlackRock clients. BlackRock has sole investment authority over all shares, sole voting authority over 4,873,869 shares and no voting authority over 121,876 shares.

14

The Vanguard Group, Inc. (“Vanguard”) is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares held by Vanguard clients. Vanguard has sole investment authority over 2,136,911 shares and shared investment authority over 31,182 shares, sole voting authority over 30,941 shares, shared voting authority over 2,620 shares and no voting authority over 2,134,532 shares.

15

Dimensional Fund Advisors LP (“Dimensional”) is an investment advisor with a principal business office at Building One, 6300 Bee Cave Road, Austin, Texas 78746. This amount reflects the total shares held by Dimensional in its capacity as an investment adviser to four investment companies and as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. Dimensional has sole investment authority over all shares, sole voting authority over 1,752,579 shares, and no voting authority over 88,480 shares.

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) discussing 2018 executive compensation was originally filed with our Form 10-K/A on April 12, 2019, during the pendency of our proposed merger with Quad (the “Merger”). We have updated the following CD&A to reflect the fact that the Merger was mutually terminated by the parties on July 23, 2019 (see Proxy Summary – Company Background) by removing certain references to the Merger, the Merger Agreement and the potential effects of the Merger on LSC’s compensation programs (such as the treatment of outstanding equity awards in the Merger Agreement), as those items are no longer relevant. Other than as noted above, this CD&A does not otherwise update information in the Form 10-K/A to reflect facts or events occurring subsequent to the filing date of the Form 10-K/A.

EXECUTIVE SUMMARY

In this CD&A, we will describe the material components of our executive compensation program applicable to our named executive officers (our “NEOs”). While the discussion in this CD&A is focused on our NEOs, many components of our executive compensation program apply broadly across our executive ranks.

Our NEOs include:

+	Thomas J. Quinlan III, our Chairman, Chief Executive Officer (“CEO”) and President;

+	Suzanne S. Bettman, our Chief Administrative Officer and General Counsel;

+	Andrew B. Coxhead, our Chief Financial Officer;

+	Kent A. Hansen, our Chief Accounting Officer and Controller; and

+	Richard T. Lane, our Chief Strategy and Supply Chain Officer.

LSC’s executive compensation program is designed to strike an appropriate balance among rewarding our executives for strong performance, ensuring long-term LSC success, considering stockholder interest and encouraging our executive talent to remain with the Company.

This CD&A describes LSC’s Compensation Philosophy, the components of our executive compensation program, our decision-making process, our 2018 compensation decisions and other relevant policies and practices. Highlights of the Company’s performance as well as our 2018 executive compensation program are described below.

2018 Company Highlights

In 2018, LSC successfully:

+	Generated free cash flow of $99 million;

+	Returned $35 million to stockholders in the form of quarterly dividends of $0.26 per quarter;

+	Successfully integrated the 2016-2017 acquisitions realizing significant synergies;

+	Pursued strategic opportunities to strengthen our strategic focus, as described below:

-	Successfully acquired and integrated the acquisition of the Print Logistics business of RR Donnelley;
-	Completed the sale of our European printing business;
-	Rolled out enhanced service offerings driven by technology and innovation to support book publishers such as order-to-cash, unique identifiers and warehousing and distribution services; and

+	Announced entry into the Merger Agreement, though, as described above, the Merger Agreement was mutually terminated on July 23, 2019, following the end of our 2018 fiscal year.

2018 Executive Compensation Program Highlights

+

Robust and Informed Decision-Making Process. The HR Committee, which met 10 times in 2018, has a robust and informed decision-making process which is guided by the LSC Compensation Philosophy. The HR Committee also considers input from its independent compensation consultant.

+

Revised LSC Compensation Philosophy. The HR Committee reviewed the LSC Compensation Philosophy with its independent compensation consultant, Willis Towers Watson, and made various revisions to better state the HR Committee’s vision for LSC’s compensation program.

+

Benchmarked Compensation Decisions. In general, total compensation levels for the NEOs are targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. This 50th percentile target

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COMPENSATION DISCUSSION & ANALYSIS

level provides a total competitive anchor point for LSC’s executive compensation program. Actual compensation levels vary up or down from targeted levels based on the Company’s performance and the individual’s role, responsibilities, experience and performance.

+

Stockholder Engagement. LSC’s 2018 compensation decisions and planning were impacted by our solicitation of stockholder feedback and stockholder engagement regarding compensation and other governance matters. Our stockholder engagement plan was put on hold following the announcement of the Merger so as to remain compliant with the relevant securities law restrictions on solicitations of proxies.

+	Pay for Performance.

-

Consistent with our pay for performance philosophy, no bonus payments were paid under the Annual Incentive Plan (“AIP”) for 2018 to any employee, including the CEO and the other NEOs, as 2018 performance did not meet the EBITDA corporate financial target under the AIP.

-	No changes were made to the NEOs’ target bonus opportunities under the AIP.

+

Expansion of the Key Employee Severance Plan in Lieu of Employment Agreements. The HR Committee determined that each of the NEOs, other than Mr. Quinlan, would be eligible to participate in the Company’s Key Employee Severance Plan in order to standardize and streamline the NEOs’ existing entitlements under their legacy and inconsistent employment agreements. Each of Ms. Bettman and Messrs. Coxhead, Lane and Hansen agreed to waive their existing legacy employment agreements and entered into a participation agreement under the Key Employee Severance Plan.

LSC COMPENSATION PHILOSOPHY

The HR Committee adopted the LSC Compensation Philosophy at the time of the Separation to guide its compensation decisions, and in 2018 reviewed and revised the philosophy as follows:

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION GOVERNANCE

What We Do	What We Don’t Do

+  Pay for Performance Philosophy. NEO compensation is heavily weighted towards variable pay, and vesting of equity awards is predominantly performance-based

+  Reasonable Compensation Levels Aligned with Our Pay for Performance Philosophy. Overall compensation levels are targeted at market median and, where available, peer group target medians, with a range of opportunity to reward strong performance and withhold rewards when Company performance objectives are not achieved

+  Double Trigger Equity Acceleration Upon a Change-in-Control. All long-term incentive award grants made under our equity plan provide for accelerated vesting upon a change in control only if the NEO is involuntarily terminated without cause or resigns for good reason

+  Executive Stock Ownership Guidelines. The NEOs and certain other executives are expected to hold LSC stock worth one to five times their base salary (depending on their position) within three years of the date of hire or promotion; in the event an executive does not achieve or make progress toward the required stock ownership level, the HR Committee has the discretion to take appropriate action

+  Independent Executive Compensation Consultant. The HR Committee regularly consults with an independent executive compensation consultant on matters surrounding executive officer pay and governance

+  Clawback Policy. The NEOs and all other current or former executive officers are subject to a Clawback Policy that allows the HR Committee to recoup incentive compensation under certain circumstances

+  Risk Review. The HR Committee regularly reviews and evaluates LSC’s executive and employee compensation practices to ensure that any risks associated with such practices are not likely to have a material adverse effect on LSC

+  Investor Outreach and Engagement. We engage proactively with institutional investors on a number of topics, including our executive compensation program

+  Prudent Equity Award Practices. Management and the HR Committee evaluate share utilization levels by reviewing the dilutive impact of stock compensation

+  Use of Tally Sheets. Comprehensive historical and comparative compensation information is presented to the HR Committee on tally sheets

+  Review of Internal Pay Equity. The HR Committee considers internal pay and gender equity, among other factors, when making compensation decisions, but does not use a fixed ratio or formula when comparing compensation among executive officers

+  No Excise Tax Gross-Ups Upon a Change-in-Control. The NEOs’ employment arrangements do not include any gross-ups for excise taxes, and the HR Committee has determined that any future executive officer arrangements will not include any gross-ups for excise taxes

+  No Payment of Dividends on PSUs or RSUs. Our equity award agreements do not permit the payment or accrual of dividends or dividend equivalents on performance share units or restricted share units held by employees

+  No Excessive Perquisites. We provide limited benefits and perquisites to our executive officers

+  No Tax Gross-Ups on Perquisites or Any Other Compensation or Benefits. We do not provide tax gross-ups on supplemental benefits or perquisites

+  No Pledging/No Hedging/No Short Sales. We have a policy that prohibits (and does not provide for exceptions or waivers) employees, directors and certain of their family members from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to LSC stock

+  No Repricings or Cash Buyouts. Our equity plan prohibits repricing (including cash buyouts) of out-of-the- money options or stock appreciation rights without stockholder approval

+  No Below Market Grants. Our equity plan does not permit option grants below fair market value

+  No Liberal Share Counting. Our equity plan explicitly prohibits the regranting of shares withheld or tendered to pay option exercise prices to satisfy tax obligations, repurchased by LSC with option exercise proceeds, and shares of stock subject to SARs not issued upon settlement

+  No Guaranteed Bonus Arrangements. In keeping with our pay for performance philosophy, annual bonuses are only paid upon the achievement of pre-defined metrics and goals; they are never guaranteed

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION OVERVIEW

The HR Committee determined the 2018 compensation for the NEOs, which was comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. In addition, the NEOs were eligible to receive certain benefits and to participate in benefit programs generally available to other employees of LSC.

In general, total compensation levels for the NEOs were targeted at the 50th percentile of peer group data, when available for a position, and by market survey data from the Willis Towers Watson 2017 CDB Executive Compensation Survey Report — U.S. This 50th percentile target level provided a total competitive anchor point for LSC’s executive compensation program. Actual compensation levels varied up or down from targeted levels based on the Company’s performance and the individual’s role, responsibilities, experience and performance.

The table below describes the elements of the executive compensation program for our NEOs.

Component	Description/Rationale	Determining Factors

Base Salary

+ Fixed component of pay

+ Compensate for roles and responsibilities

+ Stable compensation element

+ Intended to be the smallest component of the overall compensation package, assuming that LSC is achieving or exceeding targeted performance levels for its incentive programs

+ Level of responsibility + Individual skills, experience, role and performance + Median of market and peer group data

Annual Incentive Plan (AIP)

+ Variable component of pay

+ Annual cash bonus plan

+ Target amount of bonus is determined as a percentage of base salary

+ Reward achievement against specific, pre-set annual threshold target (net sales), corporate financial target (EBITDA) and individual performance goals

+ No payout made unless the annual threshold target is achieved

+ Award payout ranges from 0% to 128% of target, with no payout for performance at or below 93% of the corporate financial target

+ Awards may be adjusted downward by achievement levels of individual performance goals

+ Annual incentive opportunities determined during the first quarter of each year

+ Annual threshold target and corporate financial target set at the beginning of the year + Individual performance goals set for participants

Long-Term Incentive Plan (LTIP)

+ Variable component of pay

+ Links awards to long-term LSC performance to increase alignment with stockholders

+ Key component to attract and retain executives

+ A mix of performance-based and time-based awards with three-year cliff vesting granted in 2018

+ Annual value intended to be a substantial component of overall compensation package

+ Level of responsibility + Individual skills, experience and performance + Future potential + Median of peer group and market survey data

Other Benefits

+ Basic benefits including medical, a 401(k) plan, a frozen pension plan and other broad-based plans

+ Minimal perquisites with no tax gross-ups

+ Limited executive-level supplemental benefits including supplemental retirement, supplemental insurance and deferred compensation plan (which is now closed to additional deferrals)

+ Level of the employee in the organization

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COMPENSATION DISCUSSION & ANALYSIS

Annual Incentive Plan

The threshold and corporate financial targets under the 2018 AIP were set by the HR Committee at the beginning of the year following the presentation of the annual operating budget to the Board. The targets were designed to be challenging. The table below sets forth a description of such targets and the individual performance goals under the AIP.

Target/Goals	Metric

Threshold Target	+ $3.2 billion in consolidated net sales for 2018

Corporate Financial Target

+ Non-GAAP reported EBITDA of $355 million for 2018 (as compared Non-GAAP reported EBITDA achieved for 2017 of $328 million); see Financial Review – Non-GAAP Measures in the Form 10-K for a reconciliation of net (loss) income to Non-GAAP EBITDA

+ Defined as net income adjusted for income taxes, interest expense, investment and other income, depreciation and amortization, restructurings and impairments, acquisition-related expenses and certain other charges or credits

Individual Performance Goals	+ Varies by individual + Varies year to year, depending upon the individual’s key business objectives and areas of emphasis

The 2018 performance payout curve under the AIP was structured as follows:

Payouts are modified (downward only) by achievement levels on individual performance goals.

Given marketplace dynamics and the possibility of unforeseen developments, the HR Committee retains discretion to increase or decrease the amount of participants’ AIP awards if it determines prior to the end of the plan year that an adjustment was appropriate to better reflect the actual performance of the Company and/or the participant. The HR Committee also has discretionary authority to reduce the amount of an AIP award payable to any participant at any time, including after the end of the plan year whether for misconduct or for any other reason.

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COMPENSATION DISCUSSION & ANALYSIS

Long-Term Incentive Program

Our Amended and Restated 2016 PIP, which was approved by stockholders at our 2017 Annual Meeting of Stockholders, allows the HR Committee to grant long-term incentive awards (including performance share units (“PSUs”), restricted share units (“RSUs”), restricted stock awards (“RSAs”), stock options, stock appreciation rights (“SARs”) and long-term incentive cash awards) to any eligible employee. Long-term incentive awards are granted to directly align the interests of our NEOs with those of our stockholders. In 2018, the HR Committee granted PSUs and RSUs to our NEOs; no RSAs, stock options, SARs or long-term incentive cash awards were granted.

EXECUTIVE COMPENSATION DECISION-MAKING PROCESS

The HR Committee establishes and monitors LSC’s overall compensation strategy to ensure that our executive compensation supports the Company’s business objectives, and oversees and establishes the compensation of the CEO, other senior officers and key management employees. While the HR Committee does not administer or have direct jurisdiction over our employee benefit plans, it reviews such plans so as to have a better understanding of the Company’s overall compensation structure.

In carrying out its responsibilities, the HR Committee is guided by the LSC Compensation Philosophy and also considers the following:

+	Stakeholder and Say on Pay vote feedback;

+	Review of tally sheet information;

+	Internal pay equity;

+	Risk assessment;

+	Peer group data/market for talent;

+	The business judgment and experience of the members of the HR Committee;

+	Guidance and counsel from its independent compensation consultant, Willis Towers Watson; and

+	Recommendations from management.

Note that during the pendency of the Merger, our HR Committee was restricted from making certain compensation changes, including with respect to our NEOs, without first obtaining the approval of Quad.

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COMPENSATION DISCUSSION & ANALYSIS

Stakeholders and Say on Pay Vote Feedback

In connection with its determinations regarding 2017 NEO compensation and its 2018 compensation planning and decisions, our HR Committee directed a proactive and robust process described in the below table to garner stockholder feedback in response to the results of our 2017 Say on Pay vote and on other governance topics annually. At meetings held with our stakeholders, we discussed various governance issues and received feedback on our executive compensation program. This process culminated in important changes to the compensation entitlements of certain of our NEOs, most notably, the removal of the legacy Section 280G excise tax gross-ups in Mr. Quinlan’s and Ms. Bettman’s legacy employment agreements with RRD that were assigned to the Company in the Separation and certain other enhanced disclosures as described below. Because of the pendency of the Merger we were not able to hold discussions with stakeholders in 2018.

Say on Pay Feedback	+ The Company’s 2018 Say on Pay vote received the support of approximately 95.54% of our stockholders

Stockholder Engagement

+ During our engagement process throughout Fall 2017, the Company contacted and offered governance meetings to various constituencies as well as to 12 of our significant institutional investors, representing approximately 38% of our outstanding shares; five of those investors (or approximately 20% of our shares outstanding) met with us

+ At these meetings, members of management discussed various governance issues and received feedback on our executive compensation program

+ Our stockholder engagement plan was put on hold following the announcement of the Merger so as to remain compliant with the relevant securities law restrictions on solicitations of proxies

HR Committee Assessment

+ These engagement efforts informed the HR Committee’s discussions and allowed the HR Committee to better assess stakeholder views

+ Stockholders gave us positive feedback concerning the structure of our executive compensation program, especially around the thoughtful use of performance-based compensation components

+ As a result of its evaluation, the HR Committee received some feedback that highlighted two areas of focus that were addressed prior to the 2017 proxy statement:

-  Excise tax gross-ups: Various stakeholders expressed concern regarding the legacy Section 280G excise tax gross-ups that had carried over when Mr. Quinlan’s and Ms. Bettman’s employment agreements with RRD were assigned to the Company in the Separation

-  Enhanced disclosure: Certain stakeholders sought additional clarity pertaining to several elements of our 2017 CD&A disclosures, especially as they related to the Company’s Clawback Policy and certain issues related to equity grants

HR Committee Actions

+ After considering the feedback from stakeholders, and receiving input from Willis Towers Watson, the HR Committee determined to:

-  Remove excise tax gross-ups: Amend the employment agreements with each of Mr. Quinlan and Ms. Bettman to remove the legacy Section 280G excise tax gross-ups in their employment agreements, which were replaced with a “net-better” cutback

-  Enhanced disclosure: Revise the structure of and disclosures in the CD&A to better highlight the Company’s best practices and policies

+ In addition to the actions implemented prior to the 2017 proxy statement, other feedback given by the stakeholders informed the 2018 decisions made by the HR Committee

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COMPENSATION DISCUSSION & ANALYSIS

Review of Tally Sheet Information

Along with performance and the other relevant factors discussed in this CD&A, the HR Committee generally considers the following information, which is presented on a “tally sheet” for each NEO when setting compensation:

+

The targeted values of base salary, annual cash incentive (at various levels of goal attainment) and equity grants (at grant date value and market value on the date of review) as compared to survey data and, where available, peer group proxy data;

+	Total and realized compensation for the current and prior years;

+	Annual incentive targets and amounts achieved for the current and prior years; and

+	The grant date and current market value of unvested equity awards.

In general, total compensation levels for the NEOs are targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. This 50th percentile target level provides a total competitive anchor point for LSC’s executive compensation program. Actual compensation levels vary up or down from targeted levels based on the Company’s performance and the individual’s role, responsibilities, experience and performance.

Reviewing the information presented on the tally sheets assists the HR Committee in understanding the total compensation being delivered to and the long-term retentive elements in place for NEOs.

Internal Pay Equity

The HR Committee considers internal pay equity, among other factors, when making compensation decisions, but does not use a fixed ratio or formula when comparing compensation among executive officers.

Mr. Quinlan, our CEO, is compensated at a higher level than other executive officers due to his higher level of responsibility, authority, accountability and experience. The HR Committee believes that Mr. Quinlan’s 2018 target total direct compensation was reasonable and appropriate in relation to the compensation targeted for the other NEOs and to one another.

Risk Assessment

With assistance from Willis Towers Watson, the HR Committee reviewed and evaluated LSC’s executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on LSC. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of our executive compensation program.

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COMPENSATION DISCUSSION & ANALYSIS

Peer Group Data/Market for Talent

The HR Committee reviews the competitive market for talent as part of its review of our compensation program’s effectiveness in attracting and retaining talent, and to help determine our NEOs’ compensation.

Willis Towers Watson assisted the HR Committee in the creation of a peer group for LSC in 2016. The primary focus of this process was on industrial companies of generally similar or larger size, complexity and scope rather than companies only in LSC’s industry, since the Company is significantly larger than many of its direct competitors and our markets for talent are necessarily broader. Willis Towers Watson’s analysis looked at companies in comparable industries and of a size of revenue between one-half to two times the size of our revenue. The HR Committee, with input from management, suggested changes to the broad group before finalization. The peer group is reviewed annually by the HR Committee with assistance from Willis Towers Watson. In 2018, four companies were removed from the peer group as they were acquired, announced a transaction to be acquired or filed for bankruptcy (Essendant Inc., KapStone Paper and Packaging Corporation, Time Inc. and Cenveo, Inc.) and two additional companies were added (R. R. Donnelley & Sons Company and Deluxe Corporation). The resulting peer group is comprised of the following 20 companies:

ACCO Brands Corporation	Albemarle Corporation	Ashland Global Holdings, Inc.

Avery Dennison Corporation	Bemis Company, Inc.	Deluxe Corporation

Domtar Corporation	Gannett & Co.	Graphic Packaging Holding Company

Owens-Illinois, Inc.	Packaging Corporation of America	Pitney Bowes, Inc.

PolyOne Corporation	Quad/Graphics, Inc.	R. R. Donnelley & Sons Company

Sealed Air Corporation	Silgan Holdings, Inc.	Sonoco Products Co.
Transcontinental, Inc.	W. R. Grace & Co.

Role of the Compensation Consultant

The HR Committee again retained Willis Towers Watson in 2018 as its outside executive compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the HR Committee’s decision-making process. Willis Towers Watson was also hired to assist in the calculation of the CEO pay ratio and to assist the HR Committee in reviewing this CD&A. Willis Towers Watson regularly attends HR Committee meetings and reports directly to the HR Committee, not to management, on matters relating to compensation for the executive officers and for directors.

While Willis Towers Watson provides additional services to the Company other than those under the direction of the HR Committee, all services have all been approved by the HR Committee. The HR Committee has reviewed the non-HR Committee work and services provided by Willis Towers Watson and determined that (1) those services were provided on an independent basis and (2) no conflicts of interest exist. Factors considered by the HR Committee in its assessment included: (i) other services provided to LSC by Willis Towers Watson; (ii) fees paid by LSC as a percentage of Willis Towers Watson’s total revenue; (iii) Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR Committee services and those who provide these other non-HR Committee services; (iv) any business or personal relationships between individual consultants involved in the engagement and HR Committee members; (v) whether any LSC stock is owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between LSC’s executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Role of Management

The Company’s management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to the executive officers other than the CEO, and provides these recommendations to the HR Committee for its review. Management’s recommendations focus on, among other things, experience, performance, job responsibilities, future potential and accomplishments. With respect to the AIP, the CEO has a discussion with the HR Committee on the payouts for the other NEOs, including a discussion on performance against individual performance goals.

The HR Committee reviews management’s recommendations but makes all final compensation decisions for LSC’s executive officers. Management is responsible for the administration of the compensation programs once the HR Committee’s decisions are finalized.

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COMPENSATION DISCUSSION & ANALYSIS

2018 COMPENSATION DECISIONS

The LSC Compensation Philosophy and structure of the executive compensation program were applied consistently to all NEOs. Total compensation was targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. Any differences in compensation levels and mix that exist among the NEOs are primarily due to differences in market practices for similar positions and the responsibility, scope, future potential and complexity of the NEO’s role at LSC.

Thomas J. Quinlan III Chairman, Chief Executive Officer and President	Key Responsibilities

Our Chief Executive Officer and President is responsible for managing our business operations and overseeing our senior leaders. He leads the implementation of corporate policy and strategy and is the primary liaison between our Board and the management of the Company. In addition to his role as the leader of our organization and people, he also serves as the primary public face of the Company.

2018 Target Annual Compensation Mix

Suzanne S. Bettman Chief Administrative Officer and General Counsel	Key Responsibilities

Our Chief Administrative Officer and General Counsel is responsible for managing the Company’s administrative functions and overseeing the Company’s legal department. She also has responsibility for one of the Company’s business units and serves as the Chief Compliance Officer and as the Company’s Corporate Secretary.

2018 Target Annual Compensation Mix

Andrew B. Coxhead Chief Financial Officer	Key Responsibilities

Our Chief Financial Officer is responsible for managing the Company’s overall financial condition, including our capitalization and our funding and liquidity profile. He is also responsible for financial analysis and reporting. He is the primary liaison to our investors.

2018 Target Annual Compensation Mix

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COMPENSATION DISCUSSION & ANALYSIS

Kent A. Hansen Chief Accounting Officer and Controller	Key Responsibilities

Our Chief Accounting Officer and Controller is responsible for managing the Company’s shared services centers, SEC reporting and compliance with US GAAP, our credit and collections departments and is also extensively involved in M&A due diligence, accounting and integration.

2018 Target Annual Compensation Mix

Richard T. Lane Chief Strategy and Supply Chain Officer	Key Responsibilities

Our Chief Strategy and Supply Chain Officer is responsible for implementing the Company’s strategy, manages the M&A function, leads the Company’s strategic sourcing efforts and has operational responsibility for the Company’s book segment.

2018 Target Annual Compensation Mix

Base Salary

The HR Committee did not increase the base salaries of any of our NEOs in 2018 other than Messrs. Lane and Hansen. Mr. Lane was awarded an increase of $50,000 to his base salary in consideration of his expanded operational role with responsibility for the Company’s book segment. Mr. Hansen was awarded an increase of $40,000 to his base salary to position his compensation closer to the median compensation of the survey data. For 2018, after such increases, the NEOs’ base salaries were as follows: for Mr. Quinlan, $1,200,000; for Ms. Bettman, $540,000; for Mr. Coxhead, $540,000; for Mr. Hansen, $325,000 and for Mr. Lane, $450,000.

Annual Incentive Plan

The HR Committee did not make any changes to the NEOs’ AIP targets as a percentage of base salary. The AIP targets are 150% for Mr. Quinlan and Ms. Bettman, 100% for Messrs. Coxhead and Lane and 75% for Mr. Hansen.

The HR Committee reviewed the 2018 results and the Company’s performance against the net sales and non-GAAP EBITDA goals established and required to be met for the AIP to be funded. For 2018, the net sales goal was met. The target reported EBITDA goal was $355 million (with the minimum goal of $330 million and a maximum goal of $369 million), with actual results of $276 million (see Financial Review – Non-GAAP Measures in the Form 10-K for a reconciliation of net (loss) income to Non-GAAP EBITDA). Consistent with our pay for performance philosophy, given that 2018 performance did not meet the EBITDA corporate financial target under the AIP, no annual bonus payments were paid under the AIP for 2018 to any employee, including the CEO and the other NEOs. Accordingly, the HR Committee did not need to adjudicate individual performance goals for the NEOs.

Long-Term Incentive Program

With respect to 2018 compensation decisions, the HR Committee had a series of discussions regarding the most appropriate way to motivate and retain its executives while still maintaining a continued focus on producing strong operating results. The HR Committee believes it is important to use equity incentives to provide alignment with stockholders, to emphasize long-term performance and to ensure continuity of senior leadership.

Consistent with the LSC Compensation Philosophy, the HR Committee determined that the value of the 2018 long-term incentive plan grants for Messrs. Lane and Hansen would be equal to the value of their 2017 grants, the value of Mr. Coxhead’s 2018 grant was reduced by $150,000 from his 2017 grant and the value of Ms. Bettman’s 2018 grant was

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COMPENSATION DISCUSSION & ANALYSIS

reduced by $135,000 from her 2017 grant, in each case to align such NEOs’ compensation more closely with the median long-term incentive compensation of the peer group and survey data. In consideration of Mr. Quinlan’s 2016 Founder’s Award, the HR Committee, in 2017, chose not to grant to Mr. Quinlan a long-term incentive plan equity award in 2017. However, Mr. Quinlan did receive a long-term incentive grant in 2018 consistent with the peer group data and market practice.

See Executive Compensation – Grants of Plan-Based Awards for details concerning grants made to each NEO in 2018.

The 2018 long-term incentive grants for the NEOs consisted of:

Performance Share Units	Restricted Share Units

+  Granted at a weighting of 50% of total long-term equity awards (assuming performance at 100% of the performance-based financial target)

+  Cliff vest at the end of three years if performance metrics achieved, unless employment terminated for other than death or disability

-   Upon a change in control, performance would be deemed earned at the greater of target and actual performance and would continue to be subject to time-based vesting

-   Following a change in control, PSUs would vest upon a termination without cause or for good reason

+  Based on the achievement of a three-year pre-set performance-based financial target of cumulative free cash flow

-   Payout started at 75% of target (equating to a 50% payout) and scaled to 100% for 100% achievement of target

-   Maximum opportunity for a 120% payout for 110% achievement of target

+  Do not accrue dividends

+  Granted at a weighting of 50% of the total 2018 long-term equity awards (assuming performance at 100% of the PSU performance-based financial target)

+  Cliff vest at the end of three years, unless employment terminated for other than death or disability

-   Following a change in control, RSUs would vest upon termination without cause or for good reason

+  Equivalent in value to one share of the Company’s common stock and settled in stock

+  Do not accrue dividends

See Executive Compensation – Grants of Plan-Based Awards for further details concerning grants made to each NEO in 2018.

Perquisites

In 2017, the HR Committee determined to extend the benefit of Company-paid supplemental long-term disability and life insurance effective 2018 to each of Messrs. Coxhead, Hansen and Lane to align with the benefits already afforded to Mr. Quinlan and Ms. Bettman. The premium cost for these supplemental benefits is included as taxable income for the NEOs and there is no tax gross-up on these benefits.

OTHER POLICIES AND PRACTICES

Benefit Programs

LSC’s benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. Primary benefits for executive officers include participation in LSC’s broad-based plans at the same benefit levels as other employees, including: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

LSC also provides certain executives, including certain of the NEOs, with the following benefits:

+

Supplemental Retirement Plan. Because RRD froze its qualified retirement plans as of December 31, 2011, generally no additional benefits accrue under such plans or the related supplemental retirement plan as each were transferred to LSC in the Separation. LSC maintains the “frozen” supplemental retirement plan for eligible employees (which includes approximately 589 (active and inactive) employees including certain of the NEOs).

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COMPENSATION DISCUSSION & ANALYSIS

+

Supplemental Insurance. Supplemental life and long-term disability insurance is provided to all NEOs to enhance the value of LSC’s overall compensation program. The premium cost for these supplemental benefits is included as taxable income for the NEOs and there is no tax gross-up on these benefits.

+

Deferred Compensation Plan. LSC’s deferred compensation plan is not accepting additional deferrals. However, the Company maintains the plan, including existing balances, investment options and previous deferral elections, for eligible participants, including certain of the NEOs.

+

Limited Perquisites. Our NEOs receive limited perquisites. Taxes on all perquisites are the sole responsibility of the NEO. The HR Committee believes that these perquisites are important for retention and recruitment purposes. LSC reimburses expenses for financial counseling services to provide certain NEOs access to an independent financial advisor of their choice. The cost of these services, if utilized, is included as taxable income for the NEOs. A monthly automobile allowance provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. If utilized, this allowance is included as taxable income for the NEOs. Mr. Lane receives reimbursement for monthly dues and business entertainment expenses for a country club membership utilized to entertain customers and suppliers. The reimbursement for monthly dues is not included as taxable income to him. LSC had a fractional ownership interest in a private plane until February 2018. In 2018, there was no personal use of the plane. Specific executive officer perquisites are listed in the footnotes to the 2018 Summary Compensation Table.

Post-Termination Benefits

The HR Committee reviewed the post-termination benefits available to the NEOs and other executives in 2018. The HR Committee believes that severance benefits and change in control benefits are necessary in order to attract and retain the caliber and quality of executives that the Company needs in its most senior positions. These benefits are particularly important in our consolidating industry, as they provide for continuity of senior management and help our executives focus on results and strategic initiatives.

In early 2018, the HR Committee determined that Ms. Bettman and Messrs. Coxhead, Hansen and Lane would be eligible to participate in the Company’s Key Employee Severance Plan (which was originally adopted by the HR Committee in October 2017) if they each agreed to waive any existing legacy employment agreements and severance entitlements, which each subsequently did. Consequently, each of our NEOs, other than Mr. Quinlan, is party to a participation agreement under and is a participant in the Key Employee Severance Plan rather than to an individual employment agreement with the Company. Mr. Quinlan remains a party to his employment agreement with the Company, as amended in 2017 to remove his legacy Section 280G excise tax gross-up.

Each of the NEOs’ agreements provide for severance payments and benefits if termination occurs without “cause” or for “good reason.” Each of our NEOs is also eligible to receive additional compensation if he or she is terminated in connection with or following a “change in control.” However, all such payments are “double trigger” (requiring both a change in control and a qualifying termination).

Additional information regarding severance and change in control payments, including definitions of the key terms and a quantification of benefits that would have been received by our NEOs had a termination occurred on December 31, 2018, is found under Potential Payments upon Termination or Change in Control.

Stock Ownership Guidelines

The HR Committee has established stock ownership guidelines for the NEOs and certain other executives. These guidelines are designed to encourage LSC’s executives to have a meaningful equity ownership in LSC, thereby linking their interests with those of our stockholders. These stock ownership guidelines provide that, within three years of becoming an executive, each executive must own (by a combination of shares owned outright, shares owned through LSC’s 401(k) plan and shares of unvested RSAs and unvested RSUs, but excluding unexercised stock options or PSUs) shares of LSC common stock with a value of 5x base salary for the CEO, 3x base salary for the NEOs other than the CEO and 1x base salary for all other executives covered by the guidelines. Failure to achieve or make progress toward the guidelines shall be cause for review of such executive’s right to future participation in stock grants and/or affect future long-term incentive award payouts. As of April 3, 2019 (the date of the annual review of progress under the stock ownership guidelines), all of our NEOs had met, exceeded or made appropriate progress toward their applicable stock ownership guidelines.

Tax Deductibility Policy

The HR Committee considers the deductibility of compensation for federal income tax purposes in the design of LSC’s compensation programs. While LSC generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers to the maximum extent permitted under applicable law, the HR Committee believes it is important to

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COMPENSATION DISCUSSION & ANALYSIS

preserve and retain the flexibility necessary to provide cash and equity compensation in line with competitive practices, the LSC Compensation Philosophy, and the best interests of LSC stockholders even if amounts are not fully tax deductible. Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation paid to the company’s “covered employees,” which include our NEOs. The HR Committee is cognizant of and continually considers the impact of the Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by Section 162(m) and eliminated the exception for performance-based compensation (generally effective beginning with our 2018 tax year) on the Company’s compensation programs and design. As a result of the changes to Section 162(m), the HR Committee anticipates that the portion of future compensation paid to our NEOs in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to the “grandfathered” arrangement in place as of November 2, 2017.

Clawback Policy

The Company’s Clawback Policy, which is reviewed annually by the HR Committee, allows the Company to seek reimbursement of incentive compensation paid or awarded to current or former executive officers of the Company where:

+	The individual from whom disgorgement is sought was an executive officer at the time of the incentive compensation payment or award or the vesting of such award;

+

The payment of a bonus or equity award (or the vesting of such award) was predicated upon the achievement of financial results that were subsequently the subject of a restatement due to material noncompliance (other than as a result of a change in applicable accounting principles) of the Company with any financial reporting requirement under the federal securities laws as a result of misconduct on the part of the executive officer from whom the reimbursement is sought;

+	A lower payment or award would have been made to such executive officer based upon the restated financial results; and

+

The incentive compensation payment or award or the vesting of such award occurred during the three-year period preceding the date on which the Company first disclosed that it is or will be required to prepare an accounting restatement.

The amount subject to clawback is the portion of the incentive compensation paid for or during the three-year period that is greater than the amount that would have been paid or received had the financial results been properly reported. In addition, outstanding equity awards where the HR Committee considered the financial performance in granting such awards which performance was subsequently reduced due to a restatement may be cancelled in whole or in part at the HR Committee’s discretion. Incentive compensation subject to the Clawback Policy includes bonuses, stock option grants and performance shares or other performance-based awards under the Company’s equity incentive program, but does not include restricted stock or similar awards subject to only time-based vesting.

No Hedging, No Pledging and No Short Sales

LSC’s Insider Trading and Window Period Policy prohibits all employees, directors and certain of their family members from engaging in any of the following transactions: pledging securities whether as collateral for a loan or otherwise, holding securities in a margin account, short sales, trading in publicly traded options, puts or calls, hedging or any similar transactions or arrangements with respect to LSC securities. The policy does not provide for any exceptions or waivers.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee, on behalf of the Board, establishes and monitors LSC’s overall compensation strategy to ensure that executive officer compensation supports the Company’s business objectives. In fulfilling its oversight responsibilities, the Human Resources Committee reviewed and discussed with management the Compensation Discussion & Analysis section set forth above.

In reliance on the review and discussions referred to above, the Human Resources Committee recommended to the Board that the Compensation Discussion & Analysis be incorporated in LSC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Human Resources Committee

Francis J. Jules, Chair

M. Shân Atkins

Thomas F. O’Toole

Douglas W. Stotlar

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

2018 SUMMARY COMPENSATION TABLE

The 2018 Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer and the three most highly compensated executive officers (other than the principal executive officer and principal financial officer) (the “Named Executive Officers” or “NEOs”) as of December 31, 2018. The information set forth below with respect to the year ended December 31, 2016 for all NEOs includes compensation received from RRD prior to the Separation combined with compensation received from LSC following the Separation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
Thomas J. Quinlan III Chairman, Chief Executive Officer and President(6)	2018	1,200,000	0	3,099,961	—	0	0	37,709	4,337,670
	2017	1,200,000	0	—	—	0	115,374	35,109	1,350,483
	2016	1,200,000	0	11,149,766	—	162,000	64,820	32,763	12,609,349
Suzanne S. Bettman Chief Administrative Officer and General Counsel(7)	2018	540,000	0	599,871	—	0	0	22,858	1,162,728
	2017	540,000	900,000	779,833	—	0	62,101	22,858	2,304,792
	2016	509,999	725,000	1,850,252	—	72,900	30,449	31,498	3,220,098
Andrew B. Coxhead Chief Financial Officer(8)	2018	540,000	0	724,889	—	0	0	12,479	1,277,368
	2017	540,000	533,334	928,711	—	0	42,051	—	2,044,096
	2016	378,750	458,333	1,003,351	—	48,600	8,522	—	1,897,556
Kent A. Hansen Chief Accounting Officer and Controller(9)	2018	325,000	0	149,968		0	—	11,124	486,092
	2017	285,000	0	158,919	—	0	—		443,919
	2016	91,761	100,000	284,982	—	6,348	—	—	483,091
Richard T. Lane Chief Strategy and Supply Chain Officer(10)	2018	450,000	0	399,869	—	0	0	34,909	884,777
	2017	400,000	364,363	424,548	—	0	53,153	13,085	1,255,149
	2016	385,000	146,643	684,379	—	36,000	30,213	12,293	1,294,528

1	The Company did not award any bonuses in 2018.

2

The amounts shown in this column constitute the aggregate grant date fair value of restricted share units (“RSUs”) and performance stock units (“PSUs”) granted during the 2018 fiscal year under the Amended and Restated 2016 PIP (also referred to in this CD&A as the “LSC PIP”). The amounts are valued in accordance with ASC Topic 718, Compensation — Stock Compensation. See Note 17 to the Consolidated and Combined Financial Statements included in the Form 10-K for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See also Outstanding Equity Awards at Fiscal Year-End. The values in the table below and included above in the 2018 Summary Compensation Table are included at 100% of target, but any unearned shares will be forfeited.

Type of Award	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Kent Hansen	Richard Lane

LSC RSUs	$1,549,980	$299,935	$362,444	$74,984	$199,934

LSC PSUs	$1,549,980	$299,935	$362,444	$74,984	$199,934

3

The HR Committee reviewed the 2018 results and the Company’s performance against the adjusted EBITDA goal established for the AIP and determined that performance did not meet the minimum corporate financial target required for a payout and therefore no payouts were made under the AIP for 2018. See Compensation Discussion & Analysis for further information.

4

The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the NEO’s benefits under our pension plans and supplemental pension plans. RRD did not have a pension plan open to new participants when Mr. Hansen was hired by RRD, so he is not a participant in our pension plan or supplemental pension plan and has no benefits under either plan. Each of the other NEOs had a decrease in actuarial value in 2018 in the following amounts: Mr. Quinlan, $77,740; Ms. Bettman, $40,417; Mr. Coxhead, $20,923 and Mr. Lane, $25,352.

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EXECUTIVE COMPENSATION

5

This amount includes the value of the following: (a) interest of $14,078 (calculated at the prime interest rate) in the aggregate that was contributed by LSC in 2018 to Mr. Quinlan’s Supplemental Executive Retirement Plan-B account and (b) the following perquisites and insurance premiums paid by the Company for group term life and supplemental disability shown in the table below. LSC does not provide a tax gross-up on these benefits.

Named Executive Officer	Corporate Auto Allowance	Club Membership Dues	Supplemental Life Insurance Premium	Supplemental Disability Insurance Premium

Thomas J. Quinlan III	16,800	N/A	2,290	4,540

Suzanne S. Bettman	16,800	N/A	1,690	4,368

Andrew B. Coxhead	N/A	N/A	3,875	8,604

Kent A. Hansen	N/A	N/A	3,575	7,549

Richard T. Lane	N/A	13,085	12,355	9,469

6	Mr. Quinlan served as Chief Executive Officer of RRD until September 30, 2016 and assumed the responsibilities of Chairman, Chief Executive Officer and President of LSC at the time of the Separation.

7

Ms. Bettman served as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of RRD until September 30, 2016 and assumed the responsibilities of Chief Administrative Officer and General Counsel of LSC at the time of the Separation.

8	Mr. Coxhead served as Senior Vice President, Chief Accounting Officer of RRD until September 30, 2016 and assumed the responsibilities of Chief Financial Officer of LSC at the time of the Separation.

9	Mr. Hansen was hired by RRD on September 6, 2016 and assumed the responsibilities of Chief Accounting Officer and Controller of LSC at the time of the Separation.

10

Mr. Lane served as Executive Vice President — Global Business Solutions of RRD until September 30, 2016 and assumed the responsibilities of Chief Strategy and Supply Chain Officer of LSC at the time of the Separation.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The table below shows additional information regarding awards granted during the year ended December 31, 2018 under LSC’s performance incentive plans, including (i) the threshold, target and maximum level of annual cash incentive awards for the NEOs for performance during 2018, as established by the HR Committee in February 2018, (ii) the PSUs granted in February 2018 under the LSC PIP and (iii) the RSUs granted in February 2018 under the LSC PIP. See Compensation Discussion & Analysis — Long Term Incentive Program for a more detailed discussion of certain of the awards discussed in the following table.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)(3)	Grant Date Fair Value of Stock and Option Awards ($)(l)(4)
Name (a)	Grant Date(b)	Threshold(5) ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Thomas J. Quinlan III	—	—	1,800,000	2,700,000	—	—	—	—	—
	2/26/18	—	—	—	—	—	—	114,930	$1,549,980
	2/26/18	—	—	—	57,465	114,930	137,916		$1,549,980
Suzanne S. Bettman	—	—	810,000	1,215,000	—	—	—	—	—
	2/26/18	—	—	—	—	—	—	22,240	299,935
	2/26/18	—	—	—	11,120	22,240	26,688	—	299,935
Andrew B. Coxhead	—	—	540,000	810,000	—	—	—	—	—
	2/26/18	—	—	—	—	—	—	26,875	362,444
	2/26/18	—	—	—	13,438	26,875	32,250	—	362,444
Kent A. Hansen	—	—	243,750	365,625	—	—	—	—	—
	2/26/18	—	—	—	—	—	—	5,560	74,984
	2/26/18	—	—	—	2,780	5,560	6,672	—	74,984
Richard T. Lane	—	—	450,000	675,000	—	—	—	—	—
	2/26/18	—	—	—	—	—	—	14,825	199,934
	2/26/18	—	—	—	7,413	14,825	17,790	—	199,934

1

In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2018 Summary Compensation Table. In 2018, the year to date performance did not merit the receipt of any non-equity incentive plan compensation under the AIP. Thus, no payouts were made under the AIP to any of our NEOs for 2018. See Compensation Discussion & Analysis for further information.

2

Consists of PSUs awarded under the LSC PIP, which may be earned upon the achievement of a specified three-year free cash flow target beginning on January 1, 2018 and ending on December 31, 2020. Each PSU is equivalent to one share of the Company’s common stock on the date of grant. The minimum target must be reached in order for the holder to be entitled to receive any PSUs. Between 50% to 120% of the number of PSUs granted may be earned, depending on actual performance against specified target levels. The PSUs have no dividend or voting rights. See Compensation Discussion & Analysis for further information on the equity grants and Potential Payments Upon Termination or Change in Control.

3

Consists of RSUs awarded under the LSC PIP. Each RSU is equivalent to one share of Company common stock and the awards vest in full on March 2, 2021. The RSUs have no dividend or voting rights and are payable on a 1:1 ratio in shares of common stock of the Company upon vesting. See Potential Payments Upon Termination or Change in Control.

4

Grant date fair value with respect to the PSUs and the RSUs is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated and Combined Financial Statements included in the Form 10-K for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Outstanding Equity Awards at Fiscal Year-End for further information on these awards.

5	The AIP begins to fund above the threshold, which is set at 93% of target. See Compensation Discussion & Analysis for more information.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      39

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows (i) each grant of stock options that are unexercised and outstanding and (ii) the aggregate number of unvested RSUs, PSUs, and restricted stock awards (“RSAs”) outstanding for the NEOs as of December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End Table

Name(a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)(4)
Thomas J. Quinlan III	44,500	—	26.29	3/1/2022	—	—	—	—
	25,000	—	36.99	2/27/2021	—	—	—	—
	37,500	—	39.52	2/25/2020	—	—	—	—
	118,750	—	14.09	3/1/2019	—	—	—	—
	—	—	—	—	366,806	2,567,642	174,647	1,222,529
Suzanne S. Bettman	—	—	—	—	70,116	490,812	49,527	346,689
Andrew B. Coxhead	—	—	—	—	55,873	391,111	53,240	372,680
Kent A. Hansen	—	—	—	—	8,150	57,050	12,278	85,946
Richard T. Lane	—	—	—	—	32,849	229,943	28,192	197,344

Note:

Multiple awards have been aggregated where the expiration date and the exercise price of the instruments are identical. See Compensation Discussion & Analysis contained in the Company’s 2017 proxy statement for information concerning the treatment of RRD equity in connection with the Separation.

1	The following table provides information with respect to the vesting schedule of each NEO’s outstanding unvested RSUs over shares of common stock that are set forth in the above table.

Vesting Date	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Kent Hansen	Richard Lane
3/2/2019	251,876	35,186	13,888	0	11,114
3/2/2020	0	12,690	15,110	2,590	6,910
3/2/2021	114,930	22,240	26,875	5,560	14,825

2	Assumes a closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

3

For Mr. Quinlan, represents (i) 59,717 RSAs remaining from his 2016 Founder’s Award, which will vest on October 1, 2019 subject to continued employment and (ii) 114,930 PSUs from a grant on February 26, 2018, which are earned for achieving a specified non-GAAP Free Cash Flow target over a three-year period ending December 31, 2020 (the “2018 PSUs”), subject to continued employment.

For Ms. Bettman, represents (i) 12,057 RSAs remaining from her 2016 Founder’s Award, which will vest on October 1, 2019 subject to continued employment, (ii) 15,230 RSAs from a grant on February 27, 2017 (for which performance through December 31, 2017 was certified by the HR Committee, with performance achievement certified at 120% of target), which will cliff vest on March 2, 2020 (the “2017 RSAs”), subject to continued employment and (iii) 22,240 PSUs remaining from her grant of 2018 PSUs, which will vest on March 2, 2021, subject to continued employment.

For Mr. Coxhead, represents (i) 8,225 RSAs remaining from his 2016 Founder’s Award, which will vest on October 1, 2019 subject to continued employment, (ii) 18,140 RSAs remaining from his grant of 2017 RSAs, which will vest on March 2, 2020 subject to continued employment and (iii) 26,875 PSUs remaining from his grant of 2018 PSUs, which will vest on March 2, 2021 subject to continued employment.

For Mr. Hansen, represents (i) 3,618 RSAs remaining from his Founder’s Award, which will vest on October 1, 2019 subject to continued employment, (ii) 3,100 RSAs remaining from his grant of 2017 RSAs, which will vest on March 2, 2020 subject to continued employment and (iii) 5,560 PSUs remaining from his grant of 2018 PSUs, which will vest on March 2, 2021 subject to continued employment.

For Mr. Lane, represents (i) 5,077 RSAs remaining from his 2016 Founder’s Award, which will vest on October 1, 2019 subject to continued employment, (ii) 8,290 RSAs remaining from his grant of 2017 RSAs, which will vest on March 2, 2020 subject to continued employment and (iii) 14,825 PSUs remaining from his grant of 2018 PSUs, which will vest on March 2, 2021 subject to continued employment.

4	Assumes performance achievement of 100% payout of the PSUs and a closing price per share of $7.00 on December 31, 2018 (the last trading day of the year).

40      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the value of options exercised and RSAs, RSUs and PSUs vested during the year ended December  31, 2018.

Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)(1)	Value Realized on Vesting ($)(e)(2)
Thomas J. Quinlan III	N/A	N/A	161,927	2,167,429
Suzanne S. Bettman	N/A	N/A	26,733	348,023
Andrew B. Coxhead	N/A	N/A	13,877	171,892
Kent A. Hansen	N/A	N/A	3,617	38,232
Richard T. Lane	N/A	N/A	12,522	165,562

1	Represents the vesting of RSAs and RSUs under the LSC PIP.

2

Value realized on vesting of RSUs is the fair market value on the date of vesting, based on the closing price of LSC common stock as reported by the NYSE, which on March 2, 2018 was $15.03. Value realized on vesting of RSAs is the fair market value on the date of vesting, based on the closing price of LSC common stock as reported by the NYSE, which on October 1, 2018 was $10.57.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      41

EXECUTIVE COMPENSATION

PENSION BENEFITS

Generally, effective December 31, 2011, RRD froze benefit accruals under all of its then existing federal income tax qualified U.S. defined benefit pension plans (collectively referred to as the “RRD Qualified Retirement Plans”) that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the RRD Qualified Retirement Plans. Thereafter, the RRD Qualified Retirement Plans were merged into one RRD Qualified Retirement Plan and generally no new participants entered this plan. Before the RRD Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under a qualified pension plan is limited by law.

Defined benefit pension plans for LSC employees (collectively referred to as the “LSC Qualified Retirement Plans”), which were created to be substantially similar to those provided pre-Separation by RRD (including with respect to being frozen for future benefit accruals), were adopted in connection with the Separation. The assets and liabilities of LSC-allocated employees and certain former employees and retirees were transferred to, and assumed by, such LSC Qualified Retirement Plans. The LSC Qualified Retirement Plans are funded entirely by LSC with contributions made to a trust fund from which the benefits of participants are paid.

The Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under a qualified retirement plan if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan by RRD prior to the Separation (the “RRD SERP”) and following the Separation by LSC in an unfunded supplemental pension plan (the “LSC SERP”). The assets and liabilities of the RRD SERP related to LSC-allocated employees and certain former employees and retirees were transferred at the time of the Separation to the LSC SERP. Prior to a change of control, the LSC SERP is unfunded and provides for payments to be made out of LSC’s general assets. Generally, no additional benefits will accrue under the LSC Qualified Retirement Plans or the related LSC SERP.

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor.

See Note 14 to the Consolidated and Combined Financial Statements included in the Form 10-K for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit under the LSC Qualified Retirement Plan and the LSC SERP set forth in the table below.

Pension Benefits Table

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)(1)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Thomas J. Quinlan III	Pension Plan	11	100,870	—
	LSC SERP	11	701,612	—
Suzanne S. Bettman	Pension Plan	7	115,247	—
	LSC SERP	7	271,633	—
Andrew B. Coxhead	Pension Plan	16	150,650	—
	LSC SERP	16	52,767	—
Kent A. Hansen(2)	Pension Plan	—	—	—
	LSC SERP	—	—	—
Richard T. Lane	Pension Plan	12	280,440	—
	LSC SERP	12	209,130	—

1	The number of years of credited service was frozen effective December 31, 2011 (the date benefit accruals were frozen by RRD).

2

RRD did not have a pension plan open to new participants when Mr. Hansen was hired by RRD, so he is not a participant in our pension plan or supplemental pension plan and has no benefits under either plan.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to RRD’s Deferred Compensation Plan, participants were able to defer up to 50% of base salary and 90% of annual incentive bonus payments. Deferred amounts were credited with earnings or losses based on the rate of return of mutual funds selected by the participant, which the participant could change at any time. RRD did not make contributions to participants’ accounts under the RRD Deferred Compensation Plan in 2016.

In connection with the Separation, LSC created the LSC Deferred Compensation Plan which is substantially similar to the RRD Deferred Compensation Plan, and the assets and liabilities of LSC-allocated employees and certain former employees and retirees were transferred to, and assumed by, the LSC Deferred Compensation Plan. Participants’ deferral elections continued through the end of the 2016 calendar year. LSC determined not to offer eligible employees the opportunity to make deferrals for 2017 or 2018 and will determine, in its discretion, whether to offer eligible employees the opportunity to make deferrals in the future. LSC has not made any contributions to participants’ accounts under the LSC Deferred Compensation Plan.

Distributions generally are paid in a lump sum on the latter of the first day of the year following the year in which the participant’s employment with LSC terminates or the six-month anniversary of such termination unless the participant elects that a distribution be made three years after a deferral under certain circumstances.

RRD’s Supplemental Retirement Plan-B (the “SERP-B”) was transferred to LSC in connection with the Separation. Under the SERP-B, participants could defer a portion of their regular earnings substantially equal to the difference between the amount that, in the absence of legislation limiting additions to the Company’s savings plan, would have been allocated to a participant’s account as before-tax and matching contributions, minus the deferral amount actually allocated under the Company’s savings plan. Deferred amounts earn interest at the prime rate and such interest and distributions are paid in a lump sum upon the six-month anniversary of the termination of the participant’s employment. The SERP-B was frozen in 2004 and no additional amounts may be contributed by the NEOs.

The table below shows (i) the contributions made by each of the NEOs during the year ended December 31, 2018, (ii) aggregate earnings on each of the NEO’s account balance during the year ended December 31, 2018 and (iii) the account balance of each NEO as of December 31, 2018. The table also presents amounts deferred under the SERP-B.

Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)(1)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Thomas J. Quinlan III
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	14,078	—	295,641
Suzanne S. Bettman
Deferred Compensation Plan	—	—	(134,158)	—	1,520,655
Andrew B. Coxhead
Deferred Compensation Plan	—	—	—	—	—
Kent A. Hansen
Deferred Compensation Plan	N/A	N/A	N/A	N/A	N/A
Richard T. Lane
Deferred Compensation Plan	—	—	15,468	—	554,605

1

Amounts in this column with respect to the Deferred Compensation Plan are not included in the 2018 Summary Compensation Table. Amounts in this column for Mr. Quinlan with respect to the SERP-B consist of contributed interest calculated at the prime interest rate on the NEO’s account balance and are included in the 2018 Summary Compensation Table.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 2018, each of the NEOs, other than Mr. Quinlan, agreed to enter into a participation agreement (each, a “Participation Agreement”) to commence participation in the Company’s Key Employee Severance Plan (the “Severance Plan”) and, in exchange therefore, waived their existing employment agreements with the Company. This section describes the payments that would have been received by the NEOs upon termination of employment at December 31, 2018. References in this section to “agreement(s)” shall be deemed to include Mr. Quinlan’s employment agreement, to the extent applicable, Ms. Bettman’s former employment agreement (prior to her entry into her Participation Agreement) and to the Participation Agreement and Severance Plan for each of Ms. Bettman (to the extent applicable) and Messrs. Coxhead, Hansen and Lane. The amount of these payments would have depended upon the circumstances of termination, which include termination by LSC without Cause, termination by the employee for Good Reason, other voluntary termination by the employee, death, disability, or termination following a Change in Control of LSC (each as defined in the applicable agreement). The information in this section is based upon the agreements as in effect as of December 31, 2018. This information is presented to illustrate the payments the NEOs would have received from LSC under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

The agreements in effect on December 31, 2018 with each NEO provided for payments of certain benefits, as described below, upon termination of employment. The NEOs’ rights upon a termination of employment depend upon the circumstances of termination. Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of ‘Cause’ and ‘Good Reason’ that are used in those agreements. For purposes of the agreements:

+

LSC has Cause to terminate Mr. Quinlan if he has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his position or refusal or failure to attempt in good faith to follow the written direction of the Board, committing an act materially injurious (monetarily or otherwise) to LSC or LSC’s subsidiaries, or commission of a felony or other actions specified in the definition. LSC has Cause to terminate an NEO (other than Mr. Quinlan) if the NEO has engaged in any of a list of specified activities, including engaging in conduct that materially violates the policies of the Company, failing to perform the essential functions of the job or failing to carry out the Company’s reasonable directions issued by the NEO’s supervisor with respect to the NEO’s material duties, misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing or commission of a felony or other actions specified in the definition.

+

The NEOs are said to have Good Reason to terminate employment (and thereby gain access to the benefits described below) if LSC assigns the NEO duties that represent a material diminution of his or her duties or responsibilities, reduces the NEO’s compensation, generally requires that the NEO’s principal office be located other than in or around Chicago, Illinois (for Ms. Bettman and Messrs. Coxhead and Hansen), Norwalk, Connecticut (for Mr. Lane) or New York, New York (for Mr. Quinlan), or materially breaches the agreement.

TERMINATION AFTER A CHANGE IN CONTROL

In response to stockholder feedback, the legacy Section 280G excise tax gross-ups contained in Mr. Quinlan and Ms. Bettman’s agreements were removed, and therefore, none of the NEOs are entitled to tax gross-ups upon a termination after a Change in Control.

As with the severance provisions described above, the rights to which the NEOs are entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

POTENTIAL PAYMENT OBLIGATIONS UNDER AGREEMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables set forth LSC’s payment obligations under the circumstances specified upon a termination of the employment of the NEOs or upon a Change in Control, assuming such termination occurred on December 31, 2018. The

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation above.

Mr. Quinlan’s employment agreement provides that if he is terminated without Cause or for Good Reason not in connection with a Change in Control, he will be entitled to receive:

+

an amount equal to two times of the sum of Mr. Quinlan’s base salary and target annual bonus, paid in equal installments over the 24-month period following his termination, subject to the execution of a customary release; and

+

continuation of all benefits (including Mr. Quinlan’s car allowance) to which Mr. Quinlan was eligible to receive prior to his termination until and including the last day of the second calendar year following the calendar year in which the qualifying termination occurs.

In general, the other NEOs’ agreements provide that, in the event an NEO experiences a termination without Cause or resigns for Good Reason (each of which we refer to as a “qualifying termination”), in each case not in connection with a Change in Control, the NEO will be entitled to receive the following benefits, subject to the execution of a release and agreement to certain restrictive covenants, including non-competition, non-solicitation and confidentiality covenants:

+	salary continuation for 18 months (12 months for Mr. Hansen);

+

equal payments made in accordance with the Company’s regular payroll dates that, in the aggregate, equal 150% (100% for Mr. Hansen) of the NEO’s target annual bonus over a period of 24 months (18 months for Mr. Hansen);

+

a lump-sum payment representing the difference between the NEO’s monthly medical insurance cost immediately prior to his or her qualifying termination and the monthly cost for COBRA for 18 months (12 months for Mr. Hansen); and

+	six months of outplacement assistance from a provider selected by the Company.

Mr. Quinlan’s employment agreement provides that if he is terminated without Cause or for Good Reason within two years of a Change in Control, he will be entitled to receive:

+	an amount equal to three times of the sum of Mr. Quinlan’s base salary and target annual bonus, payable in a cash lump sum, subject to the execution of a customary release;

+	a pro rata bonus for the year of the qualifying termination, payable when bonuses are paid to LSC’s senior executives;

+

continuation of all benefits (including Mr. Quinlan’s car allowance) to which Mr. Quinlan was eligible to receive prior to his termination until and including the last day of the second calendar year following the calendar year in which the qualifying termination occurs; and

+	a lump sum payment of $75,000, payable six months and one day after Mr. Quinlan’s qualifying termination.

In general, the other NEOs’ agreements provide that, in the event an NEO experiences a qualifying termination within two years following a Change in Control, the NEO will be entitled to receive the following benefits, subject to the execution of a release and agreement to certain restrictive covenants, including non-competition, non-solicitation and confidentiality covenants:

+	salary continuation for 24 months (18 months for Mr. Hansen);

+

equal payments made in accordance with the Company’s regular payroll dates that, in the aggregate, equal 200% (150% for Mr. Hansen) of the NEO’s target annual bonus over a period of 24 months (18 months for Mr. Hansen);

+

a lump-sum payment representing the difference between the NEO’s monthly medical insurance cost immediately prior to his or her qualifying termination and the monthly cost for COBRA for 24 months (18 months for Mr. Hansen); and

+	six months of outplacement assistance from a provider selected by the Company.

Disability or Death

All NEOs (other than Mr. Hansen, who was hired by RRD when RRD did not have a pension plan open to new participants) are entitled to pension benefits upon death or disability according to the terms of the LSC Qualified Retirement Plans. Each NEO is entitled to benefits paid under a supplemental disability insurance policy and a supplemental life insurance policy maintained by LSC for the NEO’s benefit. Pursuant to the terms of the AIP, each NEO may be entitled to his or her annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

bonuses are paid and as available to all employees who participate in the AIP, determined in the HR Committee’s discretion. Additionally, all unvested equity awards held by each NEO, except the performance unit awards granted in 2018, will immediately vest upon disability or death pursuant to the terms of their applicable award agreements. With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) held by each NEO will immediately vest upon disability or death, pursuant to the terms of the applicable award agreement.

Equity Acceleration

Pursuant to the terms of their applicable agreements, Mr. Quinlan and Ms. Bettman are entitled to immediate vesting of all outstanding time-based equity awards in the event of any termination initiated by the NEO for Good Reason or termination initiated by LSC without Cause (whether or not in connection with a Change in Control). All of Mr. Quinlan’s and Ms. Bettman’s performance-based equity awards will be treated in accordance with the applicable award agreement. Our NEOs are generally entitled to immediate vesting of all outstanding equity awards granted to them in 2016 and 2017 upon a Change in Control (as defined in the applicable performance incentive plan) under the terms of the applicable performance incentive plan, prior to the amendments to the plan that were approved at our 2017 Annual Meeting of Stockholders. The terms of the outstanding equity awards granted to our NEOs in 2018 require both a Change in Control and qualifying termination within two years following such Change in Control for such awards to vest. For all NEOs, all unvested equity awards are forfeited in the event of a resignation other than for Good Reason or termination with Cause.

Health Care Benefits

Mr. Quinlan’s employment agreement generally provides that, after resignation for Good Reason or termination without Cause, LSC will continue providing the medical, dental, and vision coverage to him that he was eligible to receive immediately prior to such termination for a 24-month period following the date of termination. Ms. Bettman and Messrs. Coxhead and Lane’s agreements provide that, after resignation for Good Reason or termination without Cause, they are each entitled to receive a lump-sum payment representing the difference between his or her monthly medical insurance cost immediately prior to his or her resignation or termination and the monthly cost for COBRA for 18 months, if prior to a Change in Control, or for 24 months if within two years following a Change in Control. Mr. Hansen’s agreement provides that, after resignation for Good Reason or termination without Cause, he is entitled to receive a lump-sum payment representing the difference between his monthly medical insurance cost immediately prior to his resignation or termination and the monthly cost for COBRA for 12 months, if prior to a Change in Control, or for 18 months if within two years following a Change in Control. Note, however, that Ms. Bettman and Mr. Hansen do not receive medical benefits through LSC and thus would not receive the aforementioned lump-sum payment. Benefits payable upon disability or death are described in Disability or Death above.

46      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION TABLES

The following tables assume that termination or any Change in Control took place on December 31, 2018.

Mr. Quinlan, the Company’s Chairman, Chief Executive Officer and President, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than for Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)

Cash Severance:

Base Salary	2,400,000	(1)	0	3,600,000	(2)	0		—	(3)	—

Bonus	3,600,000	(1)	0	5,475,000	(2)	0		—	(4)	—	(4)

Equity:(5)

Restricted Stock Units	2,567,642	(6)	0	2,567,642	(7)	1,763,132	(7)	2,567,642	(8)	2,567,642	(8)

Restricted Stock	0		0	418,019	(7)	418,019	(7)	418,019	(8)	418,019	(8)

Performance Share Units	0		0	804,510	(9)	0	(9)	402,255	(10)	402,255	(10)

Benefits and Perquisites:(11)

Post-Termination Health Care	22,236		0	22,236		0		—		—

Supplemental Life Insurance	4,580		0	4,580		0		—		2,000,000	(12)

Supplemental Disability Insurance	9,080		0	9,080		0		1,646,489	(13)	—

Financial Planning	24,000		0	24,000		0		—		—

Car Allowance	33,600		0	33,600		0		—		—

Total:	8,661,138		0	12,958,667		2,181,151		5,034,405		5,387,916

1

Mr. Quinlan is entitled to 2.0x base salary and 2.0x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Quinlan would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2

Mr. Quinlan is entitled to 3.0x base salary and 3.0x annual bonus as if all targets and objectives had been met, paid over the applicable severance period, which are reflected in this table. Pursuant to the terms of his employment agreement, Mr. Quinlan is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2018, Mr. Quinlan would have been entitled to this bonus pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31) which are the same terms generally available to all salaried employees who participate in the plan. Also included as bonus is a $75,000 lump sum payment to which Mr. Quinlan is entitled pursuant to the terms of his employment agreement.

3	Mr. Quinlan is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4

Mr. Quinlan may be entitled to his annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the AIP, and determined in the HR Committee’s discretion.

5	Assumes the closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

6	All unvested time-based equity awards held by Mr. Quinlan will vest immediately upon his resignation for Good Reason or termination without Cause pursuant to the terms of his employment agreement.

7

All unvested time-based equity awards granted to Mr. Quinlan prior to 2018 will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP. All unvested time-based equity awards granted to Mr. Quinlan in 2018 will remain outstanding upon a Change in Control (as defined in the LSC PIP).

8	All unvested time-based equity awards held by Mr. Quinlan will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

9

Per the terms of the 2018 PSU award agreement, upon the date of a Change in Control, the PSUs shall be deemed met at the greater of target and actual performance at such date in connection with such event, but will remain subject to time-based vesting for the remainder of the performance period. All PSUs granted to Mr. Quinlan will vest upon his resignation for Good Reason or termination without Cause after a Change in Control, based on the performance level as determined in the prior sentence.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

10

With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) will immediately vest upon disability or death. The table assumes such event occurred on December 31, 2018 and vesting and payment of the PSUs at the target performance level.

11	Except as disclosed, Mr. Quinlan receives the same benefits that are generally available to all salaried employees upon disability or death.

12	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.

13	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.

Ms. Bettman, LSC’s Chief Administrative Officer and General Counsel, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than for Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)

Cash Severance:

Base Salary	810,000	(1)	0	1,080,000	(2)	0		—	(3)	—

Bonus	1,215,000	(1)	0	1,620,000	(2)	0		—	(4)	—	(4)

Equity:(5)

Restricted Stock Units	490,812	(6)	0	490,812	(7)	335,132	(7)	490,812	(8)	490,812	(8)

Restricted Stock	191,009	(6)	0	191,009	(7)	191,009	(7)	191,009	(8)	191,009	(8)

Performance Share Units	0		0	155,680	(9)	0	(9)	77,840	(10)	77,840	(10)

Benefits and Perquisites:(11)

Supplemental Life Insurance	0		0	0		0		—		2,000,000	(12)

Supplemental Disability Insurance	0		0	0		0		1,886,500	(13)	—

Outplacement Services	30,000	(14)		30,000	(14)

Total:	2,736,821		0	3,567,501		526,141		2,646,161		2,759,661

1

Ms. Bettman is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Ms. Bettman would have been entitled to her annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2

Ms. Bettman is entitled to 2.0x base salary and 2.0x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Ms. Bettman would have been entitled to her annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

3	Ms. Bettman is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4

Ms. Bettman may be entitled to her annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the AIP, and determined in the HR Committee’s discretion.

5	Assumes the closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

6

All unvested time-based equity awards and unvested performance-based equity awards granted to Ms. Bettman prior to October 25, 2017 will vest immediately upon her resignation for Good Reason or termination without Cause pursuant to the terms of her agreement.

7

All unvested time-based equity awards granted to Ms. Bettman after October 25, 2017 but prior to 2018 will vest immediately upon a Change in Control (as defined in the LSC PIP). All unvested time-based equity awards granted to Ms. Bettman in 2018 will remain outstanding upon a Change in Control (as defined in the LSC PIP).

8	All unvested time-based equity awards held by Ms. Bettman will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

9

Per the terms of the 2018 PSU award agreement, upon the date of a Change in Control, the PSUs shall be deemed met at the greater of target and actual performance at such date in connection with such event, but will remain subject to time-based vesting for the remainder of the performance period. All PSUs granted to Ms. Bettman will vest upon her resignation for Good Reason or termination without Cause after a Change in Control, based on the performance level as determined in the prior sentence.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

10

With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) will immediately vest upon disability or death. The table assumes such event occurred on December 31, 2018 and vesting and payment of the PSUs at the target performance level.

11	Except as disclosed, Ms. Bettman receives the same benefits that are generally available to all salaried employees upon death or disability.

12	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.

13	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.

14	Represents the approximate cost of six months of outplacement assistance from a provider to be selected by LSC.

Mr. Coxhead, LSC’s Chief Financial Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than for Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)

Cash Severance:

Base Salary	810,000	(1)	0	1,080,000	(2)	0		—	(3)	—

Bonus	810,000	(1)	0	1,080,000	(2)	0		—	(4)	—	(4)

Equity:(5)

Restricted Stock Units	0		0	391,111	(6)	202,986	(6)	391,111	(7)	391,111	(7)

Restricted Stock	0		0	184,555	(6)	184,555	(6)	184,555	(7)	184,555	(7)

Performance Share Units	0		0	188,125	(8)	0	(8)	94,063	(9)	94,063	(9)

Benefits and Perquisites:(10)

Medical Payment	12,431	(11)	0	16,575	(12)	0		—		—

Supplemental Life Insurance	0		0	0		0		—		2,000,000	(13)

Supplemental Disability Insurance	0		0	0		0		3,960,000	(14)	—

Outplacement Services	30,000	(15)		30,000	(15)

Total:	1,662,431		0	2,970,366		387,541		4,629,729		2,669,729

1

Mr. Coxhead is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Coxhead would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2

Mr. Coxhead is entitled to 2.0x base salary and 2.0x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Coxhead would have been entitled to her annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

3	Mr. Coxhead is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4

Mr. Coxhead may be entitled to his annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the AIP, and determined in the HR Committee’s discretion.

5	Assumes the closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

6

All unvested time-based equity awards granted to Mr. Coxhead prior to 2018 will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP. All unvested time-based equity awards granted to Mr. Coxhead in 2018 will remain outstanding upon a Change in Control (as defined in the LSC PIP).

7	All unvested time-based equity awards held by Mr. Coxhead will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

8

Per the terms of the 2018 PSU award agreement, upon the date of a Change in Control, the PSUs shall be deemed met at the greater of target and actual performance at such date in connection with such event, but will remain subject to time-based vesting for the remainder of the performance period. All PSUs granted to Mr. Coxhead will vest upon his resignation for Good Reason or termination without Cause after a Change in Control, based on the performance level as determined in the prior sentence.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

9

With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) will immediately vest upon disability or death. The table assumes such event occurred on December 31, 2018 and vesting and payment of the PSUs at the target performance level.

10	Except as disclosed, Mr. Coxhead receives the same benefits that are generally available to all salaried employees upon death or disability.

11	Represents lump sum payment for 18 months of medical premiums equal to the difference in the COBRA rate and the regular employee rate.

12	Represents lump sum payment for 24 months of medical premiums equal to the difference in the COBRA rate and the regular employee rate.

13	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Mr. Coxhead in excess of the amount generally available to all salaried employees.

14	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Mr. Coxhead in excess of the amount generally available to all salaried employees.

15	Represents the approximate cost of six months of outplacement assistance from a provider to be selected by LSC.

Mr. Hansen, LSC’s Chief Accounting Officer and Controller, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than for Good Reason Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)

Cash Severance:

Base Salary	325,000	(1)	0	487,500	(2)	0		—	(3)	—

Bonus	243,750	(1)	0	365,625	(2)	0		—	(4)	—	(4)

Equity:(5)

Restricted Stock Units	0		0	57,050	(6)	18,130	(6)	57,050	(7)	57,050	(7)

Restricted Stock	0		0	47,026	(6)	47,026	(6)	47,026	(7)	47,026	(7)

Performance Share Units	0		0	38,920	(8)	0	(8)	19,460	(9)	19,460	(9)

Benefits and Perquisites:(10)

Supplemental Life Insurance	0		0	0		0		—		2,000,000	(11)

Supplemental Disability Insurance	0		0	0		0		4,616,667	(12)	—

Outplacement Services	30,000	(13)		30,000	(13)

Total:	598,750		0	1,026,121		65,156		4,740,203		2,123,536

1

Mr. Hansen is entitled to 1.0x base salary and 1.0x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Hansen would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2

Mr. Hansen is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Hansen would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

3	Mr. Hansen is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4

Mr. Hansen may be entitled to his annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the AIP, and determined in the HR Committee’s discretion.

5	Assumes the closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

6

All unvested time-based equity awards granted to Mr. Hansen prior to 2018 will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP. All unvested time-based equity awards granted to Mr. Hansen in 2018 will remain outstanding upon a Change in Control (as defined in the LSC PIP).

7	All unvested time-based equity awards held by Mr. Hansen will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

8

Per the terms of the 2018 PSU award agreement, upon the date of a Change in Control, the PSUs shall be deemed met at the greater of target and actual performance at such date in connection with such event, but will remain subject to time-based vesting for the

50      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

remainder of the performance period. All PSUs granted to Mr. Hansen will vest upon his resignation for Good Reason or termination without Cause after a Change in Control, based on the performance level as determined in the prior sentence.

9

With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) will immediately vest upon disability or death. The table assumes such event occurred on December 31, 2018 and vesting and payment of the PSUs at the target performance level.

10	Except as disclosed, Mr. Hansen receives the same benefits that are generally available to all salaried employees upon death or disability.

11	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Mr. Hansen in excess of the amount generally available to all salaried employees.

12	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Mr. Hansen in excess of the amount generally available to all salaried employees.

13	Represents the approximate cost of six months of outplacement assistance from a provider to be selected by LSC.

Mr. Lane, LSC’s Chief Strategy and Supply Chain Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than for Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)

Cash Severance:

Base Salary	675,000	(1)	0	900,000	(2)	0		—	(3)	—

Bonus	675,000	(1)	0	900,000	(2)	0		—	(4)	—	(4)

Equity:(5)

Restricted Stock Units	0		0	229,943	(6)	126,168	(6)	229,943	(7)	229,943	(7)

Restricted Stock	0		0	93,569	(6)	93,569	(6)	93,569	(7)	93,569	(7)

Performance Share Units	0		0	103,775	(8)	0	(9)	51,888	(9)	51,888	(9)

Benefits and Perquisites:(10)

Medical Payment	6,849	(11)	—	9,132	(12)	0		—		—

Supplemental Life Insurance	0		0	0		0		—		2,000,000	(13)

Supplemental Disability Insurance	0		0	0		0		1,167,333	(14)	—

Outplacement Services	30,000	(15)		30,000	(15)

Total:	1,386,849		0	2,266,419		219,737		1,542,733		2,375,400

1

Mr. Lane is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Lane would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2

Mr. Lane is entitled to 2.0x base salary and 2.0x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Lane would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

3	Mr. Lane is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4

Mr. Lane may be entitled to his annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the AIP, and determined in the HR Committee’s discretion.

5	Assumes the closing price per share of LSC of $7.00 on December 31, 2018 (the last trading day of the year).

6

All unvested time-based equity awards granted to Mr. Lane prior to 2018 will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP. All unvested time-based equity awards granted to Mr. Lane in 2018 will remain outstanding upon a Change in Control (as defined in the LSC PIP).

7	All unvested time-based LSC equity awards held by Mr. Lane will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

8

Per the terms of the 2018 PSU award agreement, upon the date of a Change in Control, the PSUs shall be deemed met at the greater of target and actual performance at such date in connection with such event, but will remain subject to time-based vesting for the

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

remainder of the performance period. All PSUs granted to Mr. Lane will vest upon his resignation for Good Reason or termination without Cause after a Change in Control, based on the performance level as determined in the prior sentence.

9

With respect to the performance unit awards granted in 2018, 50% of all such unvested awards (based on the greater of the target and actual performance level) will immediately vest upon disability or death. The table assumes such event occurred on December 31, 2018 and vesting and payment of the PSUs at the target performance level.

10	Except as disclosed, Mr. Lane receives the same benefits that are generally available to all salaried employees upon death or disability.

11	Represents lump sum payment for 18 months of medical premiums equal to the difference in the COBRA rate and the regular employee rate.

12	Represents lump sum payment for 24 months of medical premiums equal to the difference in the COBRA rate and the regular employee rate.

13	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Mr. Lane in excess of the amount generally available to all salaried employees.

14	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Mr. Lane in excess of the amount generally available to all salaried employees.

15	Represents the approximate cost of six months of outplacement assistance from a provider to be selected by LSC.

52      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

2018 CEO PAY RATIO

2018 CEO PAY RATIO

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Quinlan and the ratio of those two values:

+	The 2018 annual total compensation of the employee identified as the median employee of LSC (other than our Chief Executive Officer) was $36,127;

+	The 2018 annual total compensation of our Chief Executive Officer, Mr. Quinlan, was $4,337,670; and

+	For 2018, the estimated ratio of the annual total compensation of Mr. Quinlan to the median annual total compensation of all of our employees was approximately 120:1.

As is permitted under SEC rules, to determine our median employee, we used our employee population as of October 31, 2018. On that determination date, we had approximately 21,992 employees globally, 175 of whom were employed in Canada and excluded pursuant to the 5% de minimis exemption permitted under SEC rules. For this remaining population of 21,817 full-time and part-time employees worldwide, we measured compensation using W-2 compensation components (determined for the period from January 1, 2018 through October 31, 2018), or the international equivalent, and converted the amounts reported for international employees to U.S. dollars using the exchange rate reported on October 31, 2018. We then identified our median employee and calculated the 2018 annual total compensation for both our median employee and Mr. Quinlan using the same methodology that we used to determine our NEOs’ annual total compensation as reported in the 2018 Summary Compensation Table.

The estimated ratio of our Chief Executive Officer’s 2018 annual total compensation to our median employee’s 2018 annual total compensation is 120:1. This ratio is calculated using a methodology consistent with the applicable SEC rules, as described above. This ratio is notably different from that of the prior year (38:1) because Mr. Quinlan did not receive an annual long-term equity incentive award in 2017 in consideration of his 2016 Founder’s Award, while his 2018 annual total compensation does include an annual long-term equity incentive award granted to him in 2018. Mr. Quinlan’s 2018 equity award is included as compensation to him in the 2018 Summary Compensation Table pursuant to SEC rules, but such award will only be paid to him in future years if the applicable vesting conditions are met.

As SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      53

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

LSC’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Corporate Responsibility & Governance Committee periodically reviews director compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders, however, if any director joins the LSC Board on a date other than the date of the annual meeting, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted. RSU awards granted to directors who were on the board of directors of RR Donnelley and who became directors of LSC were adjusted and converted to RSUs of LSC. Such RSUs are subject to the same terms and conditions (including with respect to vesting and deferral elections) as applicable to the corresponding RR Donnelley award immediately prior to the Separation.

LSC’s directors are subject to stock ownership guidelines.

CASH RETAINER

The annual base cash retainer is $90,000, and a director may also receive, as applicable, the following additional cash retainer amounts:

Lead Director	$62,500
Chair of the Audit Committee	$25,000
Chair of the Human Resources Committee	$25,000
Chair of the Corporate Responsibility & Governance Committee	$20,000

EQUITY RETAINER

The annual equity retainer is paid in the form of a grant of RSUs with a fair market value of $135,000. Our Lead Director receives an additional equity retainer with a fair market value of $62,500. Fair market value is defined as the closing price of LSC’s common stock on the date of grant. Under the terms of the grant agreements, each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date with the opportunity to defer vesting of any award until termination of service on the Board. The RSUs will also vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the LSC PIP). Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award vests.

Note however, that under the terms of the Merger Agreement, in 2019 our directors did not receive equity retainers and instead received an additional cash retainer equal to the value of the equity retainer such directors otherwise would have been entitled to.

2018 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Directors who are our employees receive no additional fees for service as a director. Non-employee directors receive compensation as described above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
M. Shân Atkins	90,000	135,000	59		225,059
Margaret A. Breya	90,000	135,000	59		225,059
Judith H. Hamilton	172,500	197,500	15,846	(3)	385,846
Francis J. Jules	115,000	135,000	59		250,059
Thomas F. O’Toole	90,000	135,000	59		225,059
Richard K. Palmer	115,000	135,000	3,102		253,102
Douglas W. Stotlar	90,000	135,000	59		225,059
Shivan S. Subramaniam	90,000	135,000	59		225,059

54      LSC COMMUNICATIONS, INC. | 2019 Proxy Statement

DIRECTOR COMPENSATION

1

The amounts shown in this column constitute RSUs granted under the LSC PIP awarded as payment of non-employee director equity retainer as set forth above under Director Compensation — Equity Retainer. Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated and Combined Financial Statements included in the Form 10-K for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. As of December 31, 2018, each director had outstanding the following aggregate number of RSUs: Ms. Atkins, 10,895; Ms. Breya, 10,895; Ms. Hamilton, 29,014,067; Mr. Jules, 10,895; Mr. O’Toole, 10,895; Mr. Palmer, 34,869; Mr. Stotlar, 10,895; and Mr. Subramaniam, 10,895. The number of RSUs Ms. Hamilton and Mr. Palmer hold include those that carried over from their service on the Board of RRD prior to the Separation.

2	Includes interest accrued on dividend equivalents on RSUs credited to each director’s account.

3

Includes $7,186 of dividends on phantom shares under the Policy on Retirement Benefits, Phantom Stock Grants and Stock Options for Directors, credited as additional phantom shares. As of December 31, 2018, Ms. Hamilton had outstanding 7,186 phantom shares, with an additional 631 phantom shares credited from accrued dividends, all of which are fully vested.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      55

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors, certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested members of the Board, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, on an ongoing basis, each executive officer of the Company is required to advise the Chairman of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the SEC reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2018, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met in a timely manner.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal controls over financial reporting, the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, including its judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Richard K. Palmer

Margaret A. Breya

Douglas W. Stotlar

Shivan S. Subramaniam

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THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – FEES

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – FEES

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the year ended December 31, 2018. Total fees paid to Deloitte for audit services rendered during 2018 and 2017 were $2.6 million and $3.1 million respectively.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2018 were $0.3 million primarily related to attestation reports for services that the Company provides to customers and during 2017 were $0.6 million, primarily related to attestation reports for services that the Company provides to customers as well as for services rendered by Deloitte in connection with acquisition diligence services.

Tax Fees — No fees were paid to Deloitte for tax services during 2018 or 2017.

All Other Fees — No other fees were paid to Deloitte for any other services rendered during 2018 or 2017.

Audit Committee Pre-Approval Policy — The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chair has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

All suggestions from stockholders are given careful attention. Proposals intended for inclusion in next year’s proxy statement pursuant to Exchange Act Rule 14a-8 should be sent to: Secretary, LSC Communications, Inc., 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606 and must be received by May 20, 2020, unless the 2020 Annual Meeting of Stockholders is not scheduled to be held on a date between September 17, 2020 and November 16, 2020, in which case any such proposals must be received a reasonable time before LSC begins to print and mail the proxy statement for the 2020 Annual Meeting of Stockholders to be considered for inclusion in such proxy statement relating to such meeting.

Under the Company’s By-laws, notice of any other stockholder proposal or the nomination of a candidate for election as a director to be made at the 2020 Annual Meeting of Stockholders and not submitted for inclusion in next year’s proxy statement pursuant to Exchange Act Rule 14a-8 must be delivered to the Secretary, LSC Communications, Inc., 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606 not less than 90 nor more than 120 days prior to October 17, 2020 (i.e., June 19 to July 19, 2020), unless the 2020 Annual Meeting of Stockholders is not scheduled to be held on a date between September 17, 2020 and November 16, 2020, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. The notice must include all of the information required by LSC’s By-laws.

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DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Company’s management does not currently intend to bring any proposals to the 2019 Annual Meeting of Stockholders other than the election of directors, the advisory vote to approve executive compensation, the amendment to the performance incentive plan and ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Suzanne S. Bettman, Secretary

Chicago, Illinois

September 17, 2019

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APPENDIX A

APPENDIX A

AMENDMENT TO THE

LSC COMMUNICATIONS, INC.

AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

THIS AMENDMENT TO THE LSC COMMUNICATIONS, INC. AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN (this “Amendment”), is made and adopted as of September 3, 2019, by the Board of Directors (the “Board”) of LSC Communications, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the LSC Communications, Inc. Amended and Restated 2016 Performance Incentive Plan (the “Plan”).

1.	Subject to obtaining the approval of the Company’s stockholders, the first paragraph of Article I, Section 3 of the Plan is hereby amended and replaced in its entirety as follows:

“3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, an aggregate of 6,600,000 shares of common stock shall be available under the Plan (comprised of the original 3,500,000 shares of common stock authorized for issuance under the Plan and an additional 3,100,000 shares of common stock authorized for issuance as of September 3, 2019), reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan (including shares awarded under the Plan prior to the date of this amendment and restatement) which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.”

2.	This Amendment will become effective and incorporated into the Plan on the date of approval by the Company’s stockholders.

3.	Except as expressly set forth herein, the Plan shall remain in full force and effect.

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APPENDIX B

APPENDIX B

LSC COMMUNICATIONS, INC.

AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

(as adopted by the Board of Directors on April 6, 2017 and approved by the stockholders on May 18, 2017)

I.	General

1. Plan. To provide incentives to officers, other employees and other persons providing services to LSC Communications, Inc. (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $0.01 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this Amended and Restated 2016 Performance Incentive Plan (the “Plan”). This Amended and Restated 2016 Performance Incentive Plan (i) replaces the Existing Company Plans for awards granted on or after the Effective Date and (ii) amends and restates the Company’s 2016 Performance Incentive Plan in its entirety effective as of the Effective Date. In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest. Capitalized terms not defined herein shall have the meanings specified in the applicable award agreement.

2. Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 3,500,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan (including shares awarded under the Plan prior to the date of this amendment and restatement) which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 1,500,000, subject to adjustment as provided in Section 5 of this Article I; provided, however, that for purposes of this sentence, stock options and tandem SARs shall be treated as one grant. If the Plan becomes effective, no new grants shall be made under any equity plan of the Company that is in effect as of the date immediately prior to the date of stockholder approval of the Plan (the “Existing Company Plans”) and all such Existing Company Plans shall be terminated, provided, however, that such termination shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined

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APPENDIX B

to be (i) an “outside director” within the meaning of Section 162(m) of the Code, (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) “independent” within the meaning of the rules of the principal stock exchange on which the common stock is traded. The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing and subject to Article V, all stock option awards, SARs, restricted stock awards and stock unit awards, other than awards that are subject to performance-based vesting conditions over a performance period of at least one year, shall have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant); provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or involuntary termination of service of the award recipient. Notwithstanding the foregoing, up to 5% of the shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 4 of Article I. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Notwithstanding anything in this Plan to the contrary and subject to Section 5 of this Article I, to the extent required by the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend, replace, cancel or surrender in exchange for cash or other consideration (in each case that has the effect of reducing the exercise price) any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the stockholders of the Company.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) a person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such participant would be outstanding, (B) an officer or other person subject to Section 16 of the Exchange Act or (C) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event affecting the Company or its common stock, or any distribution to holders of the Company’s common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) available under the Plan, the specific share limitations otherwise set forth in the Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding bonus award, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding stock option and the purchase price per security and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. For purposes of the Plan, the fair market value of the common stock on a specified date shall be the closing market price of the common stock on such date, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred, or as otherwise determined by the Committee.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the Plan and, if approved, shall become effective on the date

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APPENDIX B

of such stockholder approval (the “Effective Date”). The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

8. Indemnification. No member of the Board, Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any award agreement, in each case, in good faith and

(b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

II.	Bonus Awards

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, if the Committee so determines, in its sole discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(b) Performance awards will be determined based on the attainment of written objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if the performance period is less than one year, the number of days which is equal to 25% of the relevant performance period. At the same time as the performance goals are established, the Committee will prescribe a formula to determine the amount of the performance award that may be payable based upon the level of attainment of the performance goals during the performance period.

(c) Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals, including the corporate financial target under the Company’s Annual

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APPENDIX B

Incentive Plan, have been met with respect to a given grantee and, if they have, will so certify in writing and ascertain the amount of the applicable performance award. No performance award will be paid for such performance period until such certification is made by the Committee. The amount of the performance award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the performance award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

(d) In no event shall any participant receive a payment with respect to any performance award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(e) If the Committee desires that compensation payable pursuant to performance awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $9,000,000. The limits set forth in this Section (e) of Article II shall be proportionately increased for performance periods that are longer than 12 months.

(f) The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(g) For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed); cost reduction objectives or, in the case of awards not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, any other similar criteria established by the Plan Committee for the applicable performance period. The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in the Company’s employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that (i)distributions with respect to shares of common stock and (ii) regular cash dividends with respect to shares of restricted common stock, in each case, whether subject to time-based or performance-based vesting conditions, shall be deposited with the Company and shall be subject to the same restrictions as the shares of restricted common stock with respect to which any such distribution or dividend was made.

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APPENDIX B

During the restriction period, the shares subject to a restricted stock award shall be held in book entry form, with the restrictions, terms and conditions duly noted, or alternatively a certificate or certificates representing restricted shares shall be registered in the holder’s name or the name of a nominee of the Company and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the shares of restricted common stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, except as otherwise provided by the Committee in its sole discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to a notional account for the participant and shall be subject to the same vesting conditions as the related stock unit award and interest may be credited on the account at a rate determined by the Committee. The Committee may grant awards of stock units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each stock unit not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Committee.

6. Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III.	Stock Options

1. Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options. No incentive stock options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the effective date of the Plan.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

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An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (F) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

4. No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to an option.

IV.	Stock Appreciation Rights

1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

4. No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to a SAR.

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V.	Awards to Non-Employee Directors

1. Annual Grants to Non-Employee Directors. On the date of the Company’s 2017 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1, the Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director. Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an award granted to a non-employee director pursuant to this Section 1 of Article V shall have a minimum vesting period of one year from the date of grant and is subject to the limits on compensation in Section 3 of this Article V.

2. Elective Options for Non-Employee Directors. Each non-employee director may from time to time elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of any annual base cash retainer fee for services as a director of the Company, any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board that would otherwise be payable to such non-employee director (“Fees”), an option to purchase shares of common stock, which option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such option equal to the amount of such Fees and which shall be subject to all of the terms and conditions set forth in Article III of the Plan. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an option granted to a non-employee director pursuant to this Section 2 of Article V shall become exercisable in full on the first anniversary of the date of grant.

3. Limits on Compensation to Non-Employee Directors. No non-employee director of the Company may be granted (in any calendar year) compensation with a value in excess of $900,000, with the value of any equity-based awards based on the accounting grant date value of such award.

VI.	Other

1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is

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outstanding or (iii) any award made to non-employee directors pursuant to Article V (“nonemployee director awards”) is outstanding:

(a) any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”) is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or for the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets,

(any of such events being hereinafter referred to as a “Change in Control”), then unless the Committee determines otherwise or as otherwise provided in the applicable award agreement, if a grantee’s Employment is terminated by the Company or any successor entity thereto without Cause, or the grantee resigns his or her Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each award granted to such grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such grantee’s termination of Employment. As of the Change in Control date, any outstanding performance awards shall be deemed earned at the greater of the target level and, to the extent determinable, the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period. In connection with such Change in Control, the Board (as constituted prior to the Change in Control) may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of common stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 5 of Article I; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (a) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of common stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of common stock as of the date of the Change in Control, over the exercise price or base price per share of common stock subject to such option or SAR, (2) in the case of a restricted stock award, stock unit award or bonus award denominated in shares of common stock, the number of shares of common stock then subject to the portion of such award surrendered, multiplied by the fair market value of a share of common stock as of the date of the Change in Control, and (3) in the

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case of a bonus award denominated in cash, the value of the bonus award then subject to the portion of such award surrendered; (b) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (a) above; or (c) a combination of the payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

4. Section 409A. All awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any award or award agreement with respect to an award, the Plan will govern. Without limiting the generality of this Section, with respect to any award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a) any payment due upon a grantee’s termination of employment will be paid only upon such grantee’s separation from service from the Company within the meaning of Section 409A;

(b) Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c) any payment to be made with respect to such award in connection with the grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d) if any payment to be made with respect to such award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;

(e) to the extent necessary to comply with Section 409A, any other securities, other awards or other property that the Company may deliver in lieu of shares in respect of an award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(f) with respect to any required consent under an applicable award agreement, if such consent has not been effected or obtained as of the latest date provided by such award agreement for payment in respect of such award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(g) if the award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(h) if the award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the award; and

(i) for purposes of determining whether the grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

5. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any

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securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

7. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

8. Awards Subject to Clawback. The awards and any cash payment or securities delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9. Nonassignability; No Hedging. Unless otherwise provided in an award agreement, no award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged in violation of the Company policy on hedging, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section or Company policy will be null and void and any award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the award agreements will be binding upon any permitted successors and assigns.

10. Right of Offset. The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

11. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

12. Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

13. Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock,

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(ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one-year period, shall not exceed 5% of the outstanding shares of common stock.

14. Waiver of Jury Trial. Each grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

15. Waiver of Claims. Each grantee of an award recognizes and agrees that before being selected by the Committee to receive an award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any award hereunder, the grantee expressly waives any right to contest the amount of any award, the terms of any award agreement, any determination, action or omission hereunder or under any award agreement by the Committee, the Company or the Board, or any amendment to the Plan or any award agreement (other than an amendment to the Plan or an award agreement to which his or her consent is expressly required by the express terms of an award agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

16. Severability; Entire Agreement. If any of the provisions of the Plan or any award agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

17. No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

18. No Third-Party Beneficiaries. Except as expressly provided in an award Agreement, neither the Plan nor any award agreement will confer on any person other than the Company and the grantee of any award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.8 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

19. Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 6.3.

20. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the next meeting of stockholders following the Board’s adoption of the Plan.

2019 Proxy Statement | LSC COMMUNICATIONS, INC.      B-11

www.lsccom.com

Copyright © 2019 LSC Communications, Inc.

All rights reserved.

001CSN3EB1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote matters - here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Central Time, on October 17, 2019 (except as otherwise set forth in this Proxy).

Online Go to www.investorvote.com/LKSD or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors	– The Board of Directors recommends a vote FOR each of the listed nominees.

1.	Nominees:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Quinlan III	☐	☐	☐	02 - M. Shân Atkins	☐	☐	☐	03 - Margaret A. Breya	☐	☐	☐

	04 - Judith H. Hamilton	☐	☐	☐	05 - Francis J. Jules	☐	☐	☐	06 - Thomas F. O’Toole	☐	☐	☐

	07 - Douglas W. Stotlar	☐	☐	☐	08 - Shivan S. Subramaniam	☐	☐	☐

B	Proposals	– The Board of Directors recommends a vote FOR Proposal 2, 3 and 4.

		For	Against	Abstain			For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐	3.	Approval of Amendment to Amended and Restated 2016 Performance Incentive Plan.	☐	☐	☐

4.	Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

C	Authorized Signatures – This section must be completed for your vote to be counted – date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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                    034BKB

Admission Ticket

LSC Communications, Inc.

2019 Annual Meeting of Stockholders

Thursday, October 17, 2019 at 10:00 a.m. (Central Time)

191 N. Wacker Drive

10th Floor Conference Center

Chicago, Illinois 60606

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – LSC Communications, Inc.	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on October 17, 2019

The undersigned hereby appoints Andrew B. Coxhead and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of LSC Communications, Inc. to be held on October 17, 2019, at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Thomas J. Quinlan III, (02) M. Shân Atkins, (03) Margaret A. Breya, (04) Judith H. Hamilton, (05) Francis J. Jules, (06) Thomas F. O’Toole, (07) Douglas W. Stotlar and (08) Shivan S. Subramaniam.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees and FOR Proposals 2, 3 and 4. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

D	Non-Voting Items

Change of Address –Please print new address below.	Comments – Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

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